Exhibit 4.11

HSBC HOLDINGS PLC,

as Issuer

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

as Trustee

HSBC BANK USA, NATIONAL ASSOCIATION,

as Paying Agent, Registrar and Calculation Agent

TWELFTH SUPPLEMENTAL INDENTURE

Dated as of March 9, 2021

To the Contingent Capital Securities Indenture, dated as of August 1, 2014,

among the Issuer, the Trustee and the Paying Agent and Registrar

$1,000,000,000 4.700% Perpetual Subordinated Contingent

Convertible Securities (Callable During Any 2031 Securities Optional Redemption Period)

TABLE OF CONTENTS

(continued)

		Page
SECTION 2.18.	Settlement Procedure	27

SECTION 2.19.	Failure to Deliver an Automatic Conversion Settlement Notice	29

SECTION 2.20.	Agreement with Respect to the Exercise of the UK Bail-in Power	29

SECTION 2.21.	Notice via DTC	31

SECTION 2.22.	Records Adjustment	31

ARTICLE III

ANTI-DILUTION

SECTION 3.01.	Adjustment of Conversion Price and Conversion Shares Offer Price	31

SECTION 3.02.	No Retroactive Adjustments	35

SECTION 3.03.	Decision of an Independent Financial Adviser	35

SECTION 3.04.	Rounding Down and Notice of Adjustment to the Conversion Price and the Conversion Shares Offer Price	35

SECTION 3.05.	Qualifying Takeover Event	35

ARTICLE IV

DEFAULTS AND REMEDIES

SECTION 4.01.	Winding-Up	36

SECTION 4.02.	Non-Payment Event	37

SECTION 4.03.	Limited Remedies for Breach of Obligations (Other than Non-Payment)	37

SECTION 4.04.	No Other Remedies and Other Terms	38

SECTION 4.05.	Waiver of Past Defaults	39

ARTICLE V

SUBORDINATION

SECTION 5.01.	Securities Subordinated to Claims of Senior Creditors	39

ARTICLE VI

AMENDMENTS TO THE BASE INDENTURE APPLICABLE TO THE SECURITIES ONLY

SECTION 6.01.	Execution, Authentication, Delivery and Dating	41

TABLE OF CONTENTS

(continued)

		Page
ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.01.	Effectiveness	41

SECTION 7.02.	Original Issue	41

SECTION 7.03.	Ratification and Integral Part	41

SECTION 7.04.	Priority	42

SECTION 7.05.	Successors and Assigns	42

SECTION 7.06.	Subsequent Holders’ Agreement	42

SECTION 7.07.	Counterparts	42

SECTION 7.08.	Payments Subject to Fiscal Laws	42

SECTION 7.09.	Governing Law	42

TWELFTH SUPPLEMENTAL INDENTURE, dated as of March 9, 2021 (this “Supplemental Indenture”) among HSBC HOLDINGS PLC, a public limited company duly organized and existing under the laws of England and Wales (the “Company”), having its principal office at 8 Canada Square, London E14 5HQ, England, THE BANK OF NEW YORK MELLON, LONDON BRANCH, a New York banking corporation, as trustee (the “Trustee”), having its principal corporate trust office located at 101 Barclay Street, Floor 7-East, New York, New York 10286, and its Corporate Trust Office at One Canada Square, London E14 5AL, and HSBC BANK USA, NATIONAL ASSOCIATION, as Paying Agent, Registrar and Calculation Agent (each as defined herein) (the “Agent”), having its principal office at 452 Fifth Avenue, 8E6, New York, New York 10018, to the CONTINGENT CAPITAL SECURITIES INDENTURE, dated as of August 1, 2014 among the Company, the Trustee and the Registrar and Paying Agent, as amended and supplemented from time to time (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company, the Trustee and the Paying Agent and Registrar are parties to the Base Indenture, which provides for the issuance by the Company from time to time of Contingent Capital Securities in one or more series;

WHEREAS, Section 9.01(f) of the Base Indenture permits supplements thereto without the consent of Holders of Contingent Capital Securities to establish the form or terms of Contingent Capital Securities of any series as permitted by Sections 2.01 and 3.01 of the Base Indenture;

WHEREAS, as contemplated by Section 3.01 of the Base Indenture, the Company intends to issue a new series of Contingent Capital Securities to be known as the Company’s “$1,000,000,000 4.700% Perpetual Subordinated Contingent Convertible Securities (Callable During Any 2031 Securities Optional Redemption Period)” (the “Securities” and each a “Security”) under the Indenture;

WHEREAS, the Company has taken all necessary corporate action to authorize the execution and delivery of this Supplemental Indenture;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Trustee and the Agent mutually agree as follows with regard to the Securities:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01.    Definitions.

Except as otherwise expressly provided or unless the context otherwise requires, all terms used in this Supplemental Indenture that are defined in the Base Indenture shall have the meanings ascribed to them in the Base Indenture. The following terms used in this Supplemental Indenture have the following respective meanings with respect to the Securities only:

“2031 Securities Optional Redemption Period” means the period commencing on the date falling six calendar months prior to a Reset Date and ending on such Reset Date (both dates inclusive).

“Acquirer” means the person or persons that control (as such term is used with respect to the definition of “Takeover Event”) the Company following a Takeover Event.

“Adjusted Reset Date” has the meaning set forth in Section 2.02(b).

“Agent” has the meaning set forth in the first paragraph of this Supplemental Indenture.

“Amounts Due” means the principal amount of, and any accrued and unpaid interest, including any Additional Amounts, on, the Securities. References to such amounts shall include amounts that have become due and payable, but which have not been paid, prior to the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority.

“Approved Entity” means a body corporate which, on the occurrence of the Takeover Event, has in issue Approved Entity Shares.

“Approved Entity Shares” means ordinary shares in the capital of a body corporate that constitutes Equity Share Capital or the equivalent (or depository or other receipts representing the same) which are listed and admitted to trading on a Recognized Stock Exchange and are not share capital which, if the Securities could convert into such share capital in accordance with Section 3.05, would cause a Relevant Tax Effect in circumstances where, if the Securities could instead only convert into ordinary shares of the Company, would not cause a Relevant Tax Effect.

“Assets” has the meaning set forth in Section 5.01.

“Auditors” means (i) the Company’s auditors or, if the Company has joint auditors, any one of such joint auditors or (ii) in the event their being unable or unwilling to carry out any action requested of them pursuant to the terms of the Securities and the Indenture or in such circumstances and for such purposes as the Trustee may approve, either (x) such other firm of accountants as may be nominated by the Company and approved by the Trustee or (y) failing such nomination and/or approval within three (3) Business Days of a request by the Trustee to the Company for such nomination, as may be nominated by the Trustee.

“Automatic Conversion” means the irrevocable and automatic release of all of the Company’s obligations under the Securities in consideration of the Company’s issuance of the Conversion Shares to the Conversion Shares Depository on behalf of the Holders and Beneficial Owners (or to the relevant recipient pursuant to Section 2.15), in accordance with the terms of the Securities and the Indenture.

“Automatic Conversion Notice” means the written notice (substantially in the form attached hereto as Exhibit B) to be delivered by the Company to the Trustee and the Paying Agent directly and to the Holders, in the case of Global Securities, via DTC (or, if the Securities are definitive Securities, to the Holders at their addresses shown on the Register) specifying (i) that a Capital Adequacy Trigger Event has occurred, (ii) the Conversion Date or expected Conversion Date, (iii) that the Company has the option, at its sole and absolute discretion, to elect that a Conversion Shares Offer be conducted and that the Company shall issue a Conversion Shares Offer Notice within ten (10) Business Days following the Conversion Date notifying Holders of the Company’s election and (iv) that the Securities shall remain in existence for the sole purpose of evidencing the right of the Holders to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository (or the relevant recipient pursuant to Section 2.15), and that the Securities may continue to be transferable until the Suspension Date, which shall be specified in the Conversion Shares Offer Notice.

“Automatic Conversion Settlement Notice” means a written notice (substantially in the form attached hereto as Exhibit E) to be delivered by the Holder or Beneficial Owner (or custodian, broker, nominee or other representative thereof) to the Conversion Shares Depository (or to the relevant recipient of the Conversion Shares pursuant to Section 2.15), with a copy to the Trustee and the Paying Agent, no earlier than the Suspension Date containing the following information: (i) the name of the Holder or Beneficial Owner (or custodian, broker, nominee or other representative thereof), (ii) the Tradable Amount held by such Holder or Beneficial Owner (or custodian, broker, nominee or other representative thereof) on the date of such notice, (iii) the name to be entered in the Company’s share register, (iv) the details of the CREST or other clearing system account or, if the Conversion Shares are not a participating security in CREST or another clearing system, the address to which the Conversion Shares (or Conversion Shares Component, if any) should be delivered, (v) for purposes of receiving any Cash Component (if not expected to be delivered through DTC), the necessary details and instructions to deposit such Cash Component to a bank account that accepts funds in dollars and (vi) such other details as may be required by the Conversion Shares Depository.

“Automatic Conversion Settlement Request Notice” means the written notice to be delivered by the Company to the Trustee and the Paying Agent directly and to the Holders and Beneficial Owners via DTC (or, if the Securities are definitive Securities, to the Holders at their addresses shown on the Register) on the Suspension Date (i) requesting that Holders and Beneficial Owners complete an Automatic Conversion Settlement Notice and (ii) specifying (a) the Notice Cut-off Date and (b) the Final Cancellation Date.

“Balance Sheet Condition” has the meaning set forth in Section 5.01(c).

“Banking Act” means the UK Banking Act 2009, as amended from time to time.

“Base Indenture” has the meaning set forth in the first paragraph of this Supplemental Indenture.

“Beneficial Owners” shall mean (a) with respect to Global Securities, the beneficial owners of the Securities prior to the occurrence of the Final Cancellation Date and (b) with respect to definitive Securities, the Holders in whose names the Securities are registered in the Register.

“Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England, and in New York City, New York; and in the case of surrender (or, in the case of part payment only, endorsement) of any Securities in definitive form, any day on which banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in the place in which the Securities in definitive form are surrendered (or, as the case may be, endorsed).

“Calculation Agent” means HSBC Bank USA, National Association, or its successor appointed by the Company pursuant to the Calculation Agent Agreement.

“Calculation Agent Agreement” means the calculation agent agreement dated as of March 9, 2021, among the Company and the Calculation Agent.

“Cancellation Date” means (i) with respect to any Security for which an Automatic Conversion Settlement Notice is received by the Conversion Shares Depository on or before the Notice Cut-off Date, the applicable Settlement Date and (ii) with respect to any Security for which an Automatic Conversion Settlement Notice is not received by the Conversion Shares Depository on or before the Notice Cut-off Date, the Final Cancellation Date.

“Capital Adequacy Trigger Event” shall occur if at any time the Non-transitional CET1 Ratio is less than 7.0%.

“Capital Adequacy Trigger Event Officers’ Certificate” has the meaning set forth in Section 2.15(b).

“Capital Disqualification Event” has the meaning set forth in Section 2.10.

“Capital Instruments Regulations” means any regulatory capital rules, regulations or standards which are applicable at any time to the Company (on a solo or consolidated basis and including any implementation thereof or supplement thereto by the PRA from time to time) as then in effect in the United Kingdom (the “UK”), and which lay down the requirements to be fulfilled by financial instruments for inclusion in the Company’s regulatory capital (on a solo or consolidated basis) as may be required by (i) UK CRR and/or (ii) the Relevant Rules and all other UK law which implemented CRD immediately before IP Completion Day, including (for the avoidance of doubt) any delegated acts and implementing acts made by the European Commission (such as regulatory technical standards and implementing technical standards) (in each case as they form part of UK domestic law by virtue of the EUWA or as implemented in UK law, as appropriate), in each case as amended, supplemented or replaced from time to time.

“Cash Component” means that portion, if any, of the Conversion Shares Offer Consideration consisting of cash.

“Cash Dividend” means any dividend or distribution in respect of Ordinary Shares to Shareholders which is to be paid or made in cash (in whatever currency), however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account and including a distribution or payment to Shareholders upon or in connection with a reduction of capital.

“CET1 Capital” means, as of any date, the sum, expressed in U.S. dollars, of all amounts that constitute common equity Tier 1 capital of the HSBC Group as of such date, less any deductions from common equity Tier 1 capital required to be made as of such date, in each case as calculated by the Company on a consolidated basis and without applying the transitional provisions set out in Part Ten of UK CRR (or in any successor provisions thereto or any equivalent provisions of the Relevant Rules which replace or supersede such provisions) in accordance with the Relevant Rules applicable to the Company as of such date (which calculation will be binding on the Trustee, the Paying Agent and the Holders). For the purposes of this definition, the term “common equity Tier 1 capital” will have the meaning assigned to such term in the Capital Instruments Regulations, as interpreted and applied in accordance with the Relevant Rules then applicable to the HSBC Group or by the Relevant Regulator.

“Chapter 4” means Chapter 4 of the “CRR Firms – Capital Buffers” Part of the PRA Rulebook or any succeeding provision(s) amending or replacing such Chapter.

“Clearstream Luxembourg” means Clearstream Banking S.A

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Companies Act” means the Companies Act 2006 (United Kingdom) as amended from time to time.

“Company” has the meaning set forth in the first paragraph of this Supplemental Indenture, and includes any successor entity.

“Conversion Date” has the meaning set forth in Section 2.15(a).

“Conversion Price” means $3.7703 per Conversion Share (subject to certain anti-dilution adjustments pursuant to Section 3.01). On the Issue Date, the Conversion Shares Offer Price and the Conversion Price shall be equal (based on an exchange rate of £1.00 = $1.3964).

“Conversion Shares” means Ordinary Shares to be issued to the Conversion Shares Depository on behalf of the Holders and Beneficial Owners (or to the relevant recipient pursuant to Section 2.15) following an Automatic Conversion.

“Conversion Shares Component” means that portion, if any, of the Conversion Shares Offer Consideration consisting of Conversion Shares.

“Conversion Shares Depository” means a financial institution, trust company, depository entity, nominee entity or similar entity to be appointed by the Company on or prior to any date when a function ascribed to the Conversion Shares Depository in the Indenture is required to be performed, to perform such functions and, as a condition of such appointment, such entity shall be required to undertake, for the benefit of the Holders and Beneficial Owners, to hold the Conversion Shares (and any Conversion Shares Offer Consideration) on behalf of such Holders and Beneficial Owners in one or more segregated accounts, unless otherwise required for the purposes of the Conversion Shares Offer and, in any event, on terms consistent with the Indenture.

“Conversion Shares Offer” has the meaning set forth in Section 2.17(a).

“Conversion Shares Offer Agent” means the agent(s), if any, to be appointed on behalf of the Conversion Shares Depository by the Company to act as placement or other agent of the Conversion Shares Depository to facilitate a Conversion Shares Offer.

“Conversion Shares Offer Consideration” means in respect of each Security (i) if all the Conversion Shares are sold in the Conversion Shares Offer, the pro rata share of the cash proceeds from such sale attributable to such Security converted from pounds sterling (or any such other currency in which Ordinary Shares are denominated) into dollars at the Prevailing Rate as of the date that is three (3) Depository Business Days prior to the relevant Settlement Date, as determined by the Conversion Shares Depository (less the pro rata share of any foreign exchange transaction costs), (ii) if some but not all of the Conversion Shares are sold in the Conversion Shares Offer, (x) the pro rata share of the cash proceeds from such sale attributable to such Security converted from pounds sterling (or any such other currency in which Ordinary Shares are denominated) into dollars at the Prevailing Rate as of the date that is three (3) Depository Business Days prior to the relevant Settlement Date, as determined by the Conversion Shares Depository (less the pro rata share of any foreign exchange transaction costs) and (y) the pro rata share of the Conversion Shares not sold pursuant to the Conversion Shares Offer attributable to such Security rounded down to the nearest whole number of Conversion Shares, and (iii) if no Conversion Shares are sold in a Conversion Shares Offer, the relevant Conversion Shares attributable to such Security rounded down to the nearest whole number of Conversion Shares, subject in the case of (i) and (ii)(x) above to deduction from any such cash proceeds of an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid as a consequence of the transfer of any interest in the Conversion Shares to the Conversion Shares Depository on behalf of the Holders and Beneficial Owners (or to the relevant recipient pursuant to Section 2.15) in order for the Conversion Shares Depository (or the relevant recipient pursuant to Section 2.15) to conduct the Conversion Shares Offer.

“Conversion Shares Offer Notice” means the written notice (substantially in the form attached hereto as Exhibit D) to be delivered by the Company to the Trustee and the Paying Agent directly and to the Holders, in the case of Global Securities, via DTC (or, if the Securities are definitive Securities, to the Holders at their addresses shown on the Register) specifying (i) whether or not the Company has elected that a Conversion Shares Offer be made and, if so, the Conversion Shares Offer Period, (ii) the Suspension Date and (iii) if the Company has been unable to appoint a Conversion Shares Depository, such other arrangements for the issuance and/or delivery of the Conversion Shares or the Conversion Shares Offer Consideration, as applicable, to the Holders as it shall consider reasonable in the circumstances.

“Conversion Shares Offer Period” means the period during which the Conversion Shares Offer may occur, which period shall end no later than forty (40) Business Days after the delivery of the Conversion Shares Offer Notice.

“Conversion Shares Offer Price” means £2.70 per Conversion Share (subject to certain anti-dilution adjustments pursuant to Section 3.01). On the Issue Date, the Conversion Shares Offer Price and the Conversion Price shall be equal (based on an exchange rate of £1.00 = $1.3964).

“CRD” means Directive 2013/36/EU on access to credit institutions and the prudential supervision of credit institutions and investment firms, as amended or supplemented from time to time (including, without limitation, by Directive (EU) 2019/878).

“CREST” means the relevant system, as defined in the CREST Regulations, or any successor clearing system.

“CREST Regulations” means the Uncertificated Securities Regulations 2001 (SI 2001 No. 01/378), as amended.

“Current Market Price” means, in respect of an Ordinary Share at a particular date, the arithmetic average of its Volume Weighted Average Price per Ordinary Share for the five (5) consecutive Exchange Business Days ending on the Exchange Business Day immediately preceding such date (the “Relevant Period”), provided that:

(i)

if at any time during the Relevant Period the Volume Weighted Average Price has been based on a price ex-dividend (or ex-any other entitlement) and during some other part of that period the Volume Weighted Average Price has been based on a price cum-dividend (or cum-any other entitlement), then:

(1)

if the Ordinary Shares to be issued do not rank for the dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares will have been quoted cum-dividend (or cum-any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of that dividend (or entitlement) per Ordinary Share as of the date of first public announcement relating to such dividend or entitlement and, for these purposes, the amount or value shall be determined on a gross basis disregarding any withholding or deduction required to be made on account of tax and disregarding any associated tax credit; or

(2)

if the Ordinary Shares to be issued do rank for the dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares will have been quoted ex-dividend (or ex-any other entitlement) shall for the purpose of this definition be deemed to have been the amount thereof increased by such similar amount; and

(ii)

if on each of the five (5) Exchange Business Days during the Relevant Period the Ordinary Shares have been quoted cum-dividend (or cum-any other entitlement) in respect of a dividend (or entitlement) which has been declared or announced but the Ordinary Shares to be issued do not rank for that dividend (or entitlement), the Volume Weighted Average Price on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of that dividend (or entitlement) per Ordinary Share as of the date of first public announcement relating to such dividend or entitlement, and for these purposes, the amount or value shall be determined on a gross basis disregarding any withholding or deduction required to be made on account of tax and disregarding any associated tax credit;

(iii)

if such Volume Weighted Average Price is not available on each of the five (5) Exchange Business Days during the Relevant Period, then the arithmetic average of such Volume Weighted Average Prices which are available in the Relevant Period shall be used (subject to a minimum of two such closing prices); and

(iv)	if only one or no such Volume Weighted Average Price is available in the Relevant Period, then the Current Market Price shall be determined by an Independent Financial Adviser.

“Default” has the meaning set forth in Section 4.04(b).

“Depository Business Day” means a day on which the Conversion Shares Depository is open for general business.

“Discretionary Interest Payment Right” has the meaning set forth in Section 2.03(a).

“Distributable Items” means the amount of the Company’s profits at the end of the last financial year plus any profits brought forward and reserves available for that purpose before distributions to Holders and to holders of any Parity Securities and Junior Securities less any losses brought forward, profits which are non-distributable pursuant to the Companies Act or other provisions of English law from time to time applicable to the Company or the Company’s Memorandum and Articles of Association (the “Articles of Association”) and sums placed to non-distributable reserves in accordance with the Companies Act or other provisions of English law from time to time applicable to the Company or the Articles of Association, those losses and reserves being determined on the basis of the Company’s individual accounts and not on the basis of the Company’s consolidated accounts.

“DTC” means The Depository Trust Company or any successor institution.

“Effective Date” means, for the purposes of Section 3.01(c), the first date on which the Ordinary Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange and, for the purposes of Section 3.01(d), the first date on which the Ordinary Shares are traded ex-the relevant Extraordinary Dividend on the Relevant Stock Exchange.

“Equity Share Capital” has the meaning provided in Section 548 of the Companies Act.

“Euroclear” means Euroclear Bank SA/NV.

“EUWA” means the European Union (Withdrawal) Act 2018, as amended.

“Exchange Business Day” means any day that is a trading day on the Relevant Stock Exchange other than a day on which the Relevant Stock Exchange is scheduled to close prior to its regular weekday closing time.

“Extraordinary Dividend” means any Cash Dividend that is declared expressly by the Company to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to Shareholders as a class or any analogous or similar term, in which case the Extraordinary Dividend shall be such Cash Dividend.

“Fair Market Value” means

(i)

with respect to a Cash Dividend or other cash amount the amount of such cash; provided that any Cash Dividend or other cash amount in a currency other than dollars shall be converted into dollars at the Prevailing Rate as of the date on which the Fair Market Value is to be calculated;

(ii)

where securities, options, warrants or other rights are publicly traded in a market which is determined by the Company to have adequate liquidity, the fair market value of (a) such securities shall equal the arithmetic average of the Volume Weighted Average Prices of such securities, and (b) such options, warrants or other rights shall be the arithmetic mean of the daily closing prices of such options, warrants or other rights, in each case during the period of five trading days on the relevant market commencing on such date (or, if later, the first such trading day such securities, options, warrants or other rights are publicly traded) or such shorter period as such securities, options, warrants or other rights are publicly traded; provided that any amount in a currency other than dollars shall be converted into dollars at the Prevailing Rate as of the date on which the Fair Market Value is to be calculated; and

(iii)

with respect to any other property on any date, the fair market value of that property as of that date as determined by an Independent Financial Adviser taking into account such factors as it considers appropriate;

For these purposes, the amount or value shall be determined on a gross basis disregarding any withholding or deduction required to be made on account of tax and disregarding any associated tax credit.

“Final Cancellation Date” means the date, as specified in the Automatic Conversion Settlement Request Notice, on which the Securities in relation to which no Automatic Conversion Settlement Notice has been received by the Conversion Shares Depository on or before the Notice Cut-off Date shall be cancelled, which date may be up to fifteen (15) Business Days following the Notice Cut-off Date.

“Governmental Entity” means (i) the UK government, (ii) an agency of the UK government or (iii) a Takeover Person or entity (other than a body corporate) controlled by the UK government or any such agency referred to in clause (ii) of this definition. If the Company is then organized in another jurisdiction, the references to “UK government” shall be read as references to the government of such other jurisdiction.

“HSBC Group” means the Company together with its subsidiary undertakings.

“H.15” means the weekly statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System, or any successor or replacement publication that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, and “most recent H.15” means the H.15 published closest in time but prior to 5:00 p.m. (New York City time) on the applicable Reset Determination Date.

“Indenture” has the meaning set forth in the first paragraph of this Supplemental Indenture.

“Independent Financial Adviser” means an independent financial institution of international repute or other independent financial adviser experienced in the international capital markets, in each case appointed by the Company at its own expense.

“Initial Interest Rate” has the meaning set forth in Section 2.02(a).

“Interest Payment Date” has the meaning set forth in Section 2.02(a).

“IP Completion Day” means 11:00 p.m. on December 31, 2020.

“Issue Date” has the meaning set forth in Section 2.01(f).

“Junior Securities” means, in respect of the Securities, (i) any Ordinary Shares or the Company’s other securities that rank, or are expressed to rank, junior to the Securities in the Company’s winding-up or administration as described in Article V and/or (ii) any securities issued by any other member of the HSBC Group where the terms of such securities benefit from a guarantee or support agreement entered into by the Company that ranks, or is expressed to rank, junior to the Securities in the Company’s winding-up or administration as described in Article V and /or (iii) any of the Company’s capital instruments that qualify as common equity Tier 1 instruments under the Relevant Rules.

“Liabilities” has the meaning set forth in Section 5.01.

“LSE” means the London Stock Exchange plc.

“Margin” has the meaning set forth in Section 2.02(a).

“Maximum Distributable Amount” means any applicable maximum distributable amount relating to the Company required to be calculated in accordance with (i) Rule 4.3(2) of Chapter 4; or (ii) any analogous restrictions arising in respect of failure to meet capital adequacy, loss absorbing capacity, leverage or buffer requirements under the Relevant Rules.

“Monetary Judgment” has the meaning set forth in Section 4.03.

“New Conversion Condition” means the condition that shall be satisfied if by not later than seven (7) Business Days following the completion of a Takeover Event where the Acquirer is an Approved Entity, the Company shall have entered into arrangements to its satisfaction with the Approved Entity pursuant to which the Approved Entity irrevocably undertakes to the Trustee, for the benefit of the Holders and Beneficial Owners, to (i) deliver the Approved Entity Shares to the Conversion Shares Depository upon a conversion of the Securities and (ii) ensure that, for so long as the Securities are outstanding, its ordinary share capital shall continue to constitute Approved Entity Shares, pursuant to, and subject to the conditions specified in, Section 3.05.

“New Conversion Price” means an amount (in dollars) per Approved Entity Share determined by the Company in accordance with the following formula:

where:

“NCP” means the New Conversion Price.

“ECP” means the Conversion Price in effect on the Exchange Business Day immediately prior to the QTE Effective Date.

“RS (Average)” means the arithmetic average of the Volume Weighted Average Price per Approved Entity Share (converted, if necessary, into dollars at the Prevailing Rate on the relevant Exchange Business Day) on each of the ten (10) Exchange Business Days ending on the Exchange Business Day prior to the date the Qualifying Takeover Event occurred.

“OS (Average)” means the arithmetic average of the Volume Weighted Average Price of the Ordinary Shares (converted, if necessary, into dollars at the Prevailing Rate on the relevant Exchange Business Day) on each of the ten (10) Exchange Business Days ending on the Exchange Business Day prior to the date the Qualifying Takeover Event has occurred.

“New Conversion Shares Offer Price” means the New Conversion Price initially calculated following the occurrence of a Qualifying Takeover Event converted into pounds sterling based on an exchange rate of £1.00 = $1.3964.

“Non-Payment Event” has the meaning set forth in Section 4.02.

“Non-transitional CET1 Ratio” means, as of any date, the ratio of CET1 Capital to the Risk Weighted Assets, in each case as of such date, expressed as a percentage.

“Notice Cut-off Date” means the date specified as such in the Automatic Conversion Settlement Request Notice, which date shall be at least forty (40) Business Days following the Suspension Date.

“OECD” means Organization for Economic Co-operation and Development.

“Optional Redemption” has the meaning set forth in Section 2.08.

“Ordinary Shares” means (a) prior to the QTE Effective Date, fully paid ordinary shares in the capital of the Company and (b) on and after the QTE Effective Date, the relevant Approved Entity Shares (to be delivered by the Approved Entity).

“Outstanding Amount” has the meaning set forth in Section 2.16.

“Parity Securities” means, (i) the most senior ranking class or classes of preference shares in the Company’s capital from time to time and any other of the Company’s securities ranking, or expressed to rank, pari passu with the Securities and/or such senior preference shares in the Company’s winding-up or administration as described in Article V, and/or (ii) any securities issued by any other member of the HSBC Group where the terms of such securities benefit from a guarantee or support agreement entered into by the Company which ranks or is expressed to rank pari passu with the Securities and/or such senior preference shares in the Company’s winding-up or administration as described in Article V.

“Performance Obligation” has the meaning set forth in Section 4.03.

“PRA” means the Prudential Regulation Authority of the UK or any successor entity.

“PRA Rulebook” means the rulebook made and enforced by the PRA under powers conferred by the Financial Services and Markets Act 2000.

“Prevailing Rate” means, in relation to any two currencies and any day:

(i)

for the purposes of the definition of Conversion Shares Offer Consideration, the executable bid quotation obtained by the Conversion Shares Depository that is most favorable to the Holders, out of quotations obtained by it from three recognized foreign exchange dealers selected by the Conversion Shares Depository, for value on such day; and

(ii)

for all other purposes, the prevailing market currency exchange rate at the time at which such rate is determined in the relevant market for foreign exchange transactions in such currencies for value on such day, as determined by the Company in its sole discretion and acting in a commercially reasonable manner.

“Price” means the Conversion Price or the Conversion Shares Offer Price, as applicable.

“QTE Effective Date” means the date with effect from which the New Conversion Condition shall have been satisfied.

“Qualifying Takeover Event” means a Takeover Event with respect to which: (i) the Acquirer is an Approved Entity; and (ii) the New Conversion Condition is satisfied.

“Recognized Stock Exchange” means a regulated market (as defined in Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA) or another regulated, regularly operating, recognized stock exchange or securities market in the UK, the EEA or any OECD member state.

“Reference Rate” means, with respect to any Reset Period for which such rate applies:

(i) the rate per annum (expressed as a decimal) equal to the yield which represents the average for the week immediately prior to the related Reset Determination Date in the most recent H.15, (a) under the caption “Treasury Constant Maturities” and (b) for the maturity of five years;

(ii) if such release (or any successor release) is not published during the week immediately prior to the related Reset Determination Date or does not contain such yields, the Reference Treasury Rate for such Reset Period; or

(iii) if the Reference Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “Reference Rate” means the rate per annum (expressed as a decimal) equal to the yield on U.S. Treasury securities having a maturity of five years as set forth in the most recent H.15 under the caption “Treasury constant maturities” for the maturity of five years at 5:00 p.m. (New York City time) on the last available date preceding the related Reset Determination Date on which such rate was set forth in such release (or any successor release).

The Reference Rate shall be calculated by the Calculation Agent.

“Reference Treasury” means, in respect of a Reset Period, the U.S. Treasury security or securities selected by the Company (following, where practicable, consultation with an investment bank or financial institution determined to be appropriate by the Company (which may be the Calculation Agent)) (i) with a maturity date on or about the last day of such Reset Period and (ii) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of five years.

“Reference Treasury Dealer” means, with respect to any Reset Determination Date, each of up to five banks selected by the Company (following, where practicable, consultation with an investment bank or financial institution determined to be appropriate by the Company (which may be the Calculation Agent)), or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S dollars.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Reset Determination Date, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices for the applicable Reference Treasury, expressed in each case as a percentage of its principal amount, quoted by the applicable Reference Treasury Dealer at 11:00 a.m. (New York City time), on such Reset Determination Date.

“Reference Treasury Price” means, with respect to any Reset Determination Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for such Reset Determination Date, after excluding the highest quotation (or, in the event of more than one highest quotation, one of the highest) and lowest quotation (or, in the event of more than one lowest quotation, one of the lowest), or (ii) if fewer than five but more than one such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if only one such Reference Treasury Dealer Quotation is received, then such quotation; each as quoted in writing to the Calculation Agent by a Reference Treasury Dealer.

“Reference Treasury Rate” means, with respect to any Reset Period, the rate per annum (expressed as a decimal) equal to the yield to maturity (on the relevant day count basis) of the Reference Treasury, assuming a price for the Reference Treasury (expressed as a percentage of its principal amount) equal to the Reference Treasury Price on the relevant Reset Determination Date.

“Regular Record Date” has the meaning set forth in Section 2.02.

“Relevant Distributions” means, in relation to any Interest Payment Date, the sum of (i) all distributions or interest payments made or declared by the Company since the end of the last financial year and prior to such Interest Payment Date on or in respect of any Parity Securities, the Securities and any Junior Securities and (ii) all distributions or interest payments payable by the Company (and not cancelled or deemed to have been cancelled) on such Interest Payment Date on or in respect of any Parity Securities, the Securities and any Junior Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items.

“Relevant Regulator” means the PRA or any successor entity primarily responsible for the prudential supervision of the Company.

“Relevant Rules” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy (including, without limitation, as to leverage) then in effect in the UK including, without limitation to the generality of the foregoing, as may be required by the Capital Instruments Regulations or the Banking Act and any regulations, requirements, guidelines and policies relating to capital adequacy adopted by the Relevant Regulator applicable to the Company from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to the Company or to the Company and any of its holding or subsidiary companies or any subsidiary of any such holding company), in each case as amended, supplemented or replaced from time to time.

“Relevant Stock Exchange” means, (i) in respect of the Ordinary Shares, the LSE or if the Ordinary Shares are no longer admitted to listing, trading and/or quotation by the LSE, the principal stock exchange or securities market by which the Ordinary Shares are then admitted to listing, trading and/or quotation, and (ii) in respect of any securities other than the Ordinary Shares, the principal stock exchange or securities market on which the Approved Entity Shares or such securities, as applicable, are then admitted to listing, trading and/or quotation.

“Relevant Supervisory Consent” means as (and to the extent) required, a consent or waiver to the relevant purchase, repurchase or redemption from the Relevant Regulator. For the avoidance of doubt, Relevant Supervisory Consent will not be required if none of the Securities qualify as part of HSBC Group’s regulatory capital.

“Relevant Tax Effect” means a circumstance, as on the date hereof or at any time thereafter, that interest payments (or funding costs of the Company as recognised in its accounts) under or with respect to the Securities are not or would not be deductible for UK corporation tax purposes (whether for the Company, or for companies with which the Company is grouped for UK tax purposes).

“Relevant UK Resolution Authority” means any authority with the ability to exercise a UK Bail-in Power.

“Reset Date” means September 9, 2031 and each fifth (5th) anniversary date thereafter.

“Reset Determination Date” means the second (2nd) Business Day immediately preceding a Reset Date.

“Reset Period” means each period from (and including) a Reset Date to (but excluding) the following Reset Date.

“Risk Weighted Assets” means, as of any date, the aggregate amount, expressed in dollars, of the risk weighted assets of the HSBC Group as of such date, as calculated by the Company on a consolidated basis and without applying the transitional provisions set out in Part Ten of UK CRR (or in any successor provisions thereto or any equivalent provisions of the Relevant Rules which replace or supersede such provisions) in accordance with the Relevant Rules applicable to the Company as of such date (which calculation shall be binding on the Trustee, the Paying Agent and the Holders). For the purposes of this definition, the term “risk weighted assets” means the risk weighted assets or total risk exposure amount, as calculated by the Company in accordance with the Relevant Rules applicable to the Company as of such date.

“Securities” has the meaning set forth in the Recitals.

“Senior Creditors” has the meaning set forth in Section 5.01(c).

“Settlement Date” means (i) with respect to any Security in relation to which an Automatic Conversion Settlement Notice is received by the Conversion Shares Depository on or before the Notice Cut-off Date, the later of (a) the date that is two (2) Business Days after the end of the relevant Conversion Shares Offer Period and (b) the date that is two (2) Business Days after the date on which such Automatic Conversion Settlement Notice has been received by the Conversion Shares Depository and (ii) with respect to any Security in relation to which an Automatic Conversion Settlement Notice is not received by the Conversion Shares Depository on or before the Notice Cut-off Date, the date on which the Conversion Shares Depository delivers the relevant Conversion Shares or Conversion Shares Offer Consideration, as applicable.

“Shareholders” means the holders of Ordinary Shares.

“Solvency Condition” has the meaning set forth in Section 5.01(c).

“Special Event” means either a Capital Disqualification Event or a Tax Event.

“Subsidiary” has the meaning provided in Section 1159 of the Companies Act.

“Suspension Date” means the date specified in the Conversion Shares Offer Notice as the date on which DTC shall suspend all clearance and settlement of transactions in the Securities in accordance with its rules and procedures, which date shall be no later than thirty-eight (38) Business Days after the delivery of the Conversion Shares Offer Notice to DTC (and, if the Company elects that a Conversion Shares Offer be made, such date shall be at least two (2) Business Days prior to the end of the relevant Conversion Shares Offer Period).

“Takeover Event” means any person or persons acting in concert (as defined in the Takeover Code of the United Kingdom Panel on Takeovers and Mergers) that acquires control of the Company. For these purposes “control” means (a) the acquisition or holding of legal or beneficial ownership of more than 50% of the Company’s issued Ordinary Shares or (b) the right to appoint and/or remove all or the majority of the members of the Company’s board of directors, whether obtained directly or indirectly and whether obtained by ownership of share capital, contract or otherwise.

“Takeover Event Notice” means a notice to the Holders notifying them that a Takeover Event has occurred and specifying: (1) the identity of the Acquirer; (2) whether the Takeover Event is a Qualifying Takeover Event or not; (3) in the case of a Qualifying Takeover Event, if determined at such time, the New Conversion Price and the New Conversion Shares Offer Price; and (4) if applicable, the QTE Effective Date.

“Takeover Person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state or agency of a state (in each case whether or not being a separate legal entity) or other legal entity.

“Tax Event” has the meaning set forth in Section 2.09(a).

“Taxing Jurisdiction” means the United Kingdom or any political subdivision or taxing authority thereof or therein having the power to tax.

“Tradable Amount” has the meaning set forth in Section 2.01(j).

“Trustee” has the meaning set forth in the first paragraph of this Supplemental Indenture.

“UK Bail-in Legislation” means Part I of the Banking Act and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Power” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, write-down, transfer, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

“UK CRR” means Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of 26 June 2013, as amended or supplemented from time to time, as it forms part of domestic law in the UK by virtue of the EUWA.

“Volume Weighted Average Price” means, in respect of an Ordinary Share, an Approved Entity Share or a security, as applicable, on any Exchange Business Day, the order book volume-weighted average price of such Ordinary Share, Approved Entity Share or security published by or derived from the principal stock exchange or securities market on which such Ordinary Share, Approved Entity Share or security is then listed or quoted or dealt in, if any, or, in any such case, such other source as shall be determined to be appropriate by an Independent Financial Adviser on such Exchange Business Day; provided that if on any such Exchange Business Day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an Ordinary Share, an Approved Entity Share or a security, as the case may be, in respect of such Exchange Business Day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding Exchange Business Day on which the same can be so determined or as an Independent Financial Adviser might otherwise determine to be appropriate.

“Winding-Up Event” has the meaning set forth in Section 4.01(a).

SECTION 1.02.    Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 1.03.    Separability Clause.

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.04.    Benefits of Instrument.

Except as otherwise provided herein, nothing in this Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

SECTION 1.05.    Relation to Base Indenture.

This Supplemental Indenture constitutes an integral part of the Base Indenture. Notwithstanding any other provision of this Supplemental Indenture, all provisions of this Supplemental Indenture are expressly and solely for the benefit of the Holders and the Beneficial Owners, and any such provisions shall not be deemed to apply to any other Contingent Capital Securities issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Securities.

SECTION 1.06.    Relation to Calculation Agent Agreement.

In the event of any conflict between the Indenture and the Calculation Agent Agreement relating to the rights or obligations of the Calculation Agent in the Indenture in connection with the calculation of the interest rate on the Securities, the relevant terms of the Calculation Agent Agreement shall govern such rights and obligations.

SECTION 1.07.    Construction and Interpretation. Unless the context expressly otherwise requires:

(a) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Supplemental Indenture, refer to this Supplemental Indenture as a whole and not to any particular provision of this Supplemental Indenture;

(b) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c) the terms “pounds sterling” and “£” mean the lawful currency of the United Kingdom and the terms “U.S. dollars,” “dollars” and “$” mean the lawful currency of the United States of America;

(d) references herein to a specific Section, Article or Exhibit refer to Sections or Articles of, or an Exhibit to, this Supplemental Indenture, unless otherwise specified;

(e) wherever the words “include,” “includes” or “including” are used in this Supplemental Indenture, they shall be deemed to be followed by the words “without limitation”;

(f) references to a Person are also to its successors and permitted assigns;

(g) the use of “or” is not intended to be exclusive unless expressly indicated otherwise; and

(h) references to any issue or offer or grant to Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders, as the case may be, other than Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

ARTICLE II

$1,000,000,000 4.700% PERPETUAL SUBORDINATED CONTINGENT CONVERTIBLE SECURITIES (CALLABLE DURING ANY 2031 SECURITIES OPTIONAL REDEMPTION PERIOD)

SECTION 2.01.    Creation of Series; Establishment of Form.

(a) There is hereby established a new series of Contingent Capital Securities under the Base Indenture entitled the “$1,000,000,000 4.700% Perpetual Subordinated Contingent Convertible Securities (Callable During Any 2031 Securities Optional Redemption Period).”

(b) The Securities shall be issued initially in the form of one or more registered Global Securities that shall be deposited with DTC and registered in its name or its nominee and executed and delivered in substantially the form attached hereto as Exhibit A. DTC shall be the Depository pursuant to Section 3.01 of the Base Indenture.

(c) The Company shall issue the Securities in an aggregate principal amount of $1,000,000,000. The Company may from time to time, without the consent of the Holders, issue additional securities having the same ranking and same interest rate, interest cancellation terms, redemption terms, Conversion Price and other terms as the Securities described in this Supplemental Indenture, except for the price to public and date of issue. Any such additional securities subsequently issued shall rank equally and ratably with the Securities in all respects, so that such further securities shall be consolidated and form a single series with the Securities.

(d) Any proposed transfer of an interest in Securities held in the form of a Global Security shall be effected through the book-entry systems maintained by DTC.

(e) The Securities shall not have a sinking fund.

(f) The Securities shall be issued on March 9, 2021 (the “Issue Date”).

(g) The Securities shall have no fixed maturity and shall not be redeemable except as provided in Sections 2.08, 2.09 and 2.10.

(h) The interest rate on the Securities shall be determined as set forth in Section 2.02(a).

(i) The Securities shall be issued in denominations of $200,000 in principal amount and integral multiples of $1,000 in excess thereof.

(j) The denomination of each interest in a Global Security shall be the “Tradable Amount” of such book-entry interest. Prior to an Automatic Conversion, the aggregate Tradable Amount of the interests in each Global Security shall equal such Global Security’s outstanding principal amount. Following an Automatic Conversion, the principal amount of each Security shall equal zero, but the Tradable Amount of the book-entry interests in each Security shall remain unchanged as a result of the Automatic Conversion.

SECTION 2.02.    Interest.

(a) From (and including) the Issue Date to (but excluding) September 9, 2031, the interest rate on the Securities shall be 4.700% per annum (the “Initial Interest Rate”). From (and including) each Reset Date to (but excluding) the next following Reset Date, the applicable per annum interest rate shall be equal to the sum of the applicable Reference Rate on the relevant Reset Determination Date and 3.250% (the “Margin”). Subject to Sections 2.03 and 2.04, interest, if any, shall be payable in two semi-annual installments in arrear on March 9 and September 9 of each year (each, an “Interest Payment Date”); provided that if such Interest Payment Date is not a Business Day, the Interest Payment Date shall be postponed to the next Business Day, and no further interest or other payment shall be owed or made in respect of such delay. Subject to Sections 2.03 and 2.04, interest on the Securities, if any, shall be computed and payable in arrear and on the basis of a year of 360 days consisting of twelve (12) months of thirty (30) days each and, in the case of an incomplete month, the actual number of days elapsed. The first date on which interest may be paid shall be September 9, 2021 for the period commencing on (and including) the Issue Date and ending on (but excluding) September 9, 2021. If a date of redemption or repayment is not a Business Day, the Company may pay interest (if any) together with the principal on the next succeeding Business Day; provided that interest shall not accrue during the period from and after the date of redemption or repayment. The “Regular Record Date” shall be the close of business (local time in the place of the Register) on the fifteenth (15th) calendar day prior to the relevant Interest Payment Date.

(b) If any Reset Date is not a Business Day, the Reset Date shall occur on the next succeeding Business Day. For the avoidance of doubt, if the Reset Date is not a Business Day and accordingly the Reset Date occurs on the next Business Day (the “Adjusted Reset Date”), then the semi-annual payment of interest (if any) on the next Interest Payment Date shall reflect interest for the entire interest period (including any portion of such interest period occurring between the originally scheduled Reset Date and the Adjusted Reset Date) at the interest rate determined based on the Adjusted Reset Date, and not at the interest rate that applied to the immediately preceding semi-annual interest period.

(c) The Company shall promptly give notice of the determination of the Reference Rate to the Trustee, the Paying Agent and the Holders; provided that failure to provide such notice shall have no impact on the effectiveness of, or otherwise invalidate, any such determination.

(d) Unless otherwise specified, all percentages resulting from any calculation in connection with any interest rate on the Securities shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (for example, 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655)), and all U.S. dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

(e) All determinations and any calculations made by the Calculation Agent for the purposes of calculating the applicable Reference Rate shall be conclusive and binding on the Holders, the Company, the Trustee and the Paying Agent, absent manifest error. The Calculation Agent shall not be responsible to the Company, the Holders or any third party for any failure of the Reference Treasury Dealers to provide quotations as requested of them or as a result of the Calculation Agent having acted on any quotation or other information given by any Reference Treasury Dealers which subsequently may be found to be incorrect or inaccurate in any way.

(f) In addition to any other restrictions on payments of principal and interest contained in this Supplemental Indenture, no repayment or payment of Amounts Due shall become due and payable or be paid after the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

SECTION 2.03.    Interest Payments Discretionary.

(a) Interest on the Securities shall be due and payable only at the sole discretion of the Company, and the Company shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date (the

“Discretionary Interest Payment Right”). If the Company does not make an interest payment in respect of the Securities on the relevant Interest Payment Date (or if the Company elects to make a payment of a portion, but not all, of such interest payment), such non-payment shall evidence the Company’s exercise of its discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) shall not be due and payable. For the avoidance of doubt, if the Company provides notice to cancel a portion, but not all, of an interest payment in respect of the Securities, and the Company subsequently does not make a payment of the remaining portion of such interest payment on the relevant Interest Payment Date, such non-payment shall evidence the Company’s exercise of its discretion to cancel such remaining portion of such interest payment, and accordingly such remaining portion of the interest payment shall also not be due and payable.

(b) Interest shall only be due and payable on an Interest Payment Date to the extent it is not cancelled or deemed to have been cancelled (in each case, in whole or in part) in accordance with the provisions set forth in Sections 2.03(a) and 2.04, and any interest cancelled or deemed to have been cancelled (in each case, in whole or in part) pursuant to such Sections shall not be due and shall not accumulate or be payable at any time thereafter, and Holders and Beneficial Owners shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation.

SECTION 2.04.    Restriction on Interest Payments.

(a) Without prejudice to the provisions of Section 2.03 or the prohibition contained in Rule 4.3(2) of Chapter 4 on the making of payments on the Securities before the Maximum Distributable Amount has been calculated, subject to the extent permitted in clause (b) below in respect of partial interest payments in respect of the Securities, the Company shall not make an interest payment in respect of the Securities on any Interest Payment Date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable on such Interest Payment Date) if:

(i) the amount of Relevant Distributions exceeds the amount of Distributable Items as of such Interest Payment Date;

(ii) the aggregate of (x) the interest amount payable in respect of the Securities and (y) the amounts of any distributions of the kind referred to in Rule 4.3(2) of Chapter 4 exceeds the Maximum Distributable Amount (if any) applicable to the Company as of such Interest Payment Date;

(iii) the Solvency Condition is not satisfied in respect of such interest payment; or

(iv) the Relevant Regulator orders the Company to cancel (in whole or in part) the interest otherwise payable on such Interest Payment Date;

(b) The Company may, in its sole discretion, elect to make a partial interest payment in respect of the Securities on any Interest Payment Date, only to the extent that such partial interest payment may be made without breaching the restriction of clause (a) above. For the avoidance of doubt, the portion of interest not paid on the relevant Interest Payment Date shall be deemed to have been cancelled and thus shall not be due and payable on such Interest Payment Date.

SECTION 2.05.    Agreement to Interest Cancellation. By its acquisition of the Securities, each Holder (which, for these purposes includes each Beneficial Owner) acknowledges and agrees that:

(a) interest is payable solely at the discretion of the Company, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by the Company at the Company’s sole discretion and/or (y) deemed to have been cancelled (in whole or in part), including as a result of the Distributable Items or the Maximum Distributable Amount being exceeded, failing to satisfy the Solvency Condition under Section 2.04 or an order from the Relevant Regulator; and

(b) a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture and the Securities shall not constitute a default in payment or otherwise under the terms of the Securities or the Indenture.

SECTION 2.06.    Notice of Interest Cancellation. If practicable, the Company shall provide notice of any cancellation or deemed cancellation of interest (in each case, in whole or in part) to the Holders, in the case of Global Securities, via DTC (or, if the Securities are definitive Securities, to the Holders at their addresses shown on the Register) and to the Trustee and the Paying Agent directly on or prior to the relevant Interest Payment Date. If practicable, the Company shall endeavor to do so at least five (5) Business Days prior to the relevant Interest Payment Date. Failure to provide such notice shall have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest (and accordingly, such interest shall not be due and payable, as provided in Section 2.03), or give the Holders or Beneficial Owners any rights as a result of such failure.

SECTION 2.07.    Payment of Principal, Interest and Other Amounts. Payments of principal of and interest, if any, on the Securities shall be made in dollars and such payments on Securities represented by a Global Security shall be made through one or more Paying Agents appointed under the Base Indenture to DTC or its nominee, as the Holder or Holders of the Global Security. Initially, the Paying Agent shall be HSBC Bank USA, National Association. The Company may change the Paying Agent without prior notice to the Holders, and in such an event the Company may act as Paying Agent. Payments of principal of and interest on the Securities represented by a Global Security shall be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal, such Global Security is first surrendered to the Paying Agent.

SECTION 2.08.    Optional Redemption. Subject to the limitations specified in Section 2.12, the Company may, at the Company’s option in its sole discretion, redeem the Securities, in whole (but not in part), on any Business Day during any 2031 Securities Optional Redemption Period (the “Optional Redemption”) at a redemption price equal to 100% of the principal amount of the Securities then Outstanding, together with any accrued and unpaid interest (which excludes any interest cancelled or deemed to have been cancelled as described in Sections 2.03 and 2.04) to (but excluding) the date fixed for redemption.

SECTION 2.09.    Optional Tax Redemption.

(a) Subject to Section 2.12, the Company may, at the Company’s option in its sole discretion, redeem the Securities, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Securities then Outstanding, together with any accrued and unpaid interest (which excludes any interest cancelled or deemed to have been cancelled as described in Sections 2.03 and 2.04) to (but excluding) the date fixed for redemption, if, at any time, the Company determines that as a result of a change in, or amendment to, the laws of a Taxing Jurisdiction, including any treaty to which the relevant Taxing Jurisdiction is a party, or a change in an official application or interpretation of those laws on or after the Issue Date, including a decision of any court or tribunal that becomes effective on or after the Issue Date:

(i) on a subsequent date for the payment of interest on the Securities the Company would be required to pay any Additional Amounts;

(ii) if the Company were to seek to redeem the Securities on a subsequent date (for which purpose no consideration shall be given as to whether or not the Company would otherwise be entitled to redeem the Securities), the Company would be required to pay any Additional Amounts (notwithstanding the Company having made such endeavors as the Company considers reasonable);

(iii) on a subsequent date for the payment of interest on the Securities, interest payments (or the Company’s funding costs as recognized in the Company’s accounts) under, or with respect to, the Securities are no longer fully deductible for UK corporation tax purposes;

(iv) the Securities would no longer be treated as loan relationships for UK tax purposes;

(v) would, as a result of the Securities being in issue, result in the Company not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped for applicable UK tax purposes (whether under the group relief system current as of the Issue Date or any similar system or systems having like effect as may from time to time exist);

(vi) a future write-down of the principal amount of the Securities or conversion of the Securities into the Ordinary Shares would result in a UK tax liability, or the receipt of income or profit which would be subject to UK tax, which would not otherwise have been the case as of the Issue Date; or

(vii) the Securities or any part thereof become treated as a derivative or an embedded derivative for UK tax purposes

(each such change (or deemed change) in tax law or regulation or the official application or interpretation thereof, a “Tax Event”).

(b) Subject only to the Company’s obligation to use such endeavors as provided in Section 2.09(a)(ii), it shall be sufficient for the Company to deliver to the Trustee an Officer’s Certificate stating that a Tax Event has occurred and is continuing and setting out the details thereof, as well as any opinion or certificate of an independent legal adviser on which such Officer’s Certificate is based. For these purposes, the Trustee and the Paying Agent shall accept such Officer’s Certificate without further enquiry as sufficient evidence of the existence of such circumstances and such Officer’s Certificate shall be conclusive and binding on the Holders and Beneficial Owners.

SECTION 2.10.    Capital Disqualification Event Redemption.

Subject to Section 2.12, the Company may, at the Company’s option in its sole discretion, redeem the Securities, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Securities then Outstanding, together with any accrued and unpaid interest (which excludes any interest cancelled or deemed to have been cancelled as described in Sections 2.03 and 2.04) to (but excluding) the date fixed for redemption, if the Company determines, at any time after the Issue Date, there is a change in the regulatory classification of the Securities that results or shall result in either their (i) exclusion in whole or in part from the HSBC Group’s regulatory capital (other than as a consequence of an Automatic Conversion); or (ii) reclassification in whole or in part as a form of the HSBC Group’s regulatory capital that is lower than additional Tier 1 capital (a “Capital Disqualification Event”).

SECTION 2.11.    Notice of Redemption.

(a) Before the Company may redeem the Securities pursuant to Section 2.08, 2.09 or 2.10, the Company shall deliver via DTC (or, if the Securities are definitive Securities, to the Holders at their addresses shown on the Register) (i) in case of an Optional Redemption, prior notice of not less than fifteen (15) days, nor more than thirty (30) days to the Holders and Beneficial Owners and (ii) in case of any other redemption, prior notice of not less than thirty (30) days, nor more than sixty (60) days to the Holders; provided, however, that in the case of a Tax Event, no notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay Additional Amounts were a payment in respect of the Securities then due. Such notice shall specify the Company’s election to redeem the Securities and the date fixed for such redemption and shall be irrevocable except in the limited circumstances described in clauses (b), (c) and (d) of this Section 2.11.

(b) If the Company has delivered a notice of redemption pursuant to clause (a) of this Section 2.11, but as of the date specified for redemption in such notice, the Solvency Condition is not satisfied in respect of the relevant redemption payment, such redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment in respect of the redemption amount shall be due and payable.

(c) If the Company has delivered a notice of redemption pursuant to clause (a) of this Section 2.11, but prior to the payment of the redemption amount with respect to such redemption a Capital Adequacy Trigger Event occurs, such redemption notice shall be automatically rescinded and shall be of no force and effect, no payment in respect of the redemption amount shall be due and payable (and, for the avoidance of doubt, an Automatic Conversion shall occur after such Capital Adequacy Trigger Event pursuant to Section 2.15(a)).

(d) If the Company has delivered a notice of redemption pursuant to clause (a) of this Section 2.11, but prior to the payment of the redemption amount with respect to such redemption the Relevant UK Resolution Authority exercises its UK Bail-in Power with respect to the Company, such redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment in respect of the redemption amount shall be due and payable.

(e) If any of the events specified in clauses (b), (c) and (d) of this Section 2.11 occurs, the Company shall promptly deliver notice to the Holders, in the case of Global Securities, via DTC (or, if the Securities are definitive Securities, to the Holders at their addresses shown on the Register) and to the Trustee and the Paying Agent directly, specifying the occurrence of the relevant event.

SECTION 2.12.    Limitations on Redemption. Notwithstanding any other provision of this Supplemental Indenture, the Company may redeem the Securities pursuant to Sections 2.08, 2.09 and 2.10 only if (i) the Company has obtained the Relevant Supervisory Consent, (ii) in the case of a Special Event pursuant to Section 2.09 or Section 2.10 only, prior to the fifth anniversary of the Issue Date, if the Relevant Rules so oblige, the Company has demonstrated to the satisfaction of the Relevant Regulator that (x) the Special Event was not reasonably foreseeable at the Issue Date and (y) in the case of a Tax Event, such Tax Event was material or (z) in any relevant circumstances, the Company has demonstrated to the satisfaction of the Relevant Regulator that the Company has (or will have), before or at the same time as such redemption, replaced the Securities with its own funds instruments of equal or higher quality at terms that are sustainable for the Company’s income capacity, and the Relevant Regulator has permitted such action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances, (iii) the Company has complied with any alternative or additional pre-conditions to redemption, as applicable, set out in the Relevant Rules and (iv) the Company has provided notice in accordance with Section 2.11.

SECTION 2.13.    Cancelled Interest Not Payable Upon Redemption. Any interest payments that have been cancelled or deemed to have been cancelled pursuant to Sections 2.03 or 2.04 shall not be payable if the Securities are redeemed pursuant to Section 2.08, 2.09 or 2.10.

SECTION 2.14.    Purchases. Notwithstanding any other provision of the Indenture, including Section 6.05 of the Base Indenture, members of the HSBC Group may purchase, repurchase or otherwise acquire any of the Securities then Outstanding at the same or differing prices in the open market, negotiated transactions or otherwise without giving prior notice to or obtaining any consent from Holders, in accordance with the Relevant Rules and subject to obtaining the Relevant Supervisory Consent. For the avoidance of doubt, the Securities may be repurchased by members of the HSBC Group for market-making purposes in accordance with any permission given by the Relevant Regulator pursuant to the Relevant Rules (including, without limitation, Article 29(3) of Commission Delegated Regulation (EU) No. 241/2014, as it forms part of UK domestic law by virtue of the EUWA) within the limits prescribed in such permission.

SECTION 2.15.    Automatic Conversion upon Capital Adequacy Trigger Event.

(a) If a Capital Adequacy Trigger Event has occurred, then the Automatic Conversion shall occur without delay, but no later than one (1) month following the date on which it is determined such Capital Adequacy Trigger Event has occurred (such date, the “Conversion Date”). Whether a Capital Adequacy Trigger Event has occurred at any time shall be determined by the Company, the Relevant Regulator or any agent of the Relevant Regulator appointed for such purpose by the Relevant Regulator. Effective upon, and following, a Capital Adequacy Trigger Event, other than any amounts payable in the case of the Company’s winding-up or the appointment of an administrator for its administration pursuant to Section 5.01, Holders and Beneficial Owners shall not have any rights against the Company with respect to repayment of the principal amount of the Securities or payments of interest or any other amount on, or in respect of, the Securities, in each case that is not due and payable, which liabilities shall be automatically released. Accordingly, the principal amount of the Securities shall equal zero at all times thereafter and any interest shall be cancelled or deemed to have been cancelled pursuant to Section 2.03 at all times thereafter, including any interest in respect of an interest period ending on any Interest Payment Date falling between the date of a Capital Adequacy Trigger Event and the Conversion Date, and shall not be due and payable. Although the principal amount of each Security shall equal zero after a Capital Adequacy Trigger Event, for the avoidance of doubt, the Tradable Amount shall remain unchanged as a result of the Automatic Conversion.

Effective upon, and following, the Conversion Date, all of the Company’s obligations under the Securities shall be irrevocably and automatically released in consideration of the Company’s issuance of the Conversion Shares to the Conversion Shares Depository on behalf of the Holders and Beneficial Owners (or the relevant recipient pursuant to this Section 2.15), in accordance with the terms of the Securities and the Indenture, and under no circumstances shall such released obligations be reinstated.

While any Security remains Outstanding, the Company shall at all times keep available for issue, free from preemptive or other preferential rights, sufficient ordinary shares to enable an Automatic Conversion to be satisfied in full. The Conversion Shares issued following an Automatic Conversion shall be fully paid and non-assessable and shall in all respects rank pari passu with the fully paid Ordinary Shares in issue on the Conversion Date, except in any such case for any right excluded by mandatory provisions of applicable law, and except that the Conversion Shares so issued shall not rank for (or, as the case may be, the relevant Holder or Beneficial Owner shall not be entitled to receive) any rights, distributions or payments, the entitlement to which falls prior to the Conversion Date.

The Conversion Shares shall initially be registered in the name of the Conversion Shares Depository (or the relevant recipient pursuant to this Section 2.15) (which shall hold the Conversion Shares on behalf of the Holders and Beneficial Owners), and each Holder and Beneficial Owner of the Securities shall be deemed to have irrevocably directed the Company to issue the Conversion Shares corresponding to the conversion of its holding of Securities to the Conversion Shares Depository on behalf of the Holders and Beneficial Owners (or to such other relevant recipient).

The Conversion Shares Depository (or the relevant recipient pursuant to this Section 2.15) shall hold the Conversion Shares on behalf of the Holders and Beneficial Owners, who shall be entitled to direct the Conversion Shares Depository or such other relevant recipient, as applicable, to exercise on their behalf all rights of a Shareholder (including voting rights and rights to receive dividends); provided, however, that Holders and Beneficial Owners shall not have any rights to sell or otherwise transfer the Conversion Shares until such time as the Conversion Shares have been delivered to the Holders or Beneficial Owners in accordance with the procedures set forth under Section 2.18.

The Securities shall remain in existence until the applicable Cancellation Date for the sole purpose of evidencing the Holders’ and Beneficial Owners’ right to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository (or such other relevant recipient, as applicable) in accordance with the terms of the Securities.

With effect from the Conversion Date, Holders and Beneficial Owners shall have recourse only to the Conversion Shares Depository (or to the relevant recipient pursuant to this Section 2.15) for the delivery to them of Conversion Shares or, if the Company elects that a Conversion Shares Offer be made, of any Conversion Shares Offer Consideration to which such Holders and Beneficial Owners are entitled. If the Company fails to issue and deliver the Conversion Shares to the Conversion Shares Depository in accordance with the terms of the Securities and the Indenture, the only right of the Holders and Beneficial Owners against the Company shall be to claim to have such Conversion Shares issued to the Conversion Shares Depository.

If the Company has been unable to appoint a Conversion Shares Depository, it shall effect, by means it deems reasonable in the circumstances (including, without limitation, issuance of the Conversion Shares to another nominee or to the Holders directly), the issuance and/or delivery of the Conversion Shares or Conversion Shares Offer Consideration, as applicable, to the Holders, and such issuance shall irrevocably and automatically release all of the Company’s obligations under the Securities as if the Conversion Shares had been issued to the Conversion Shares Depository.

(b) The Company shall (i) immediately inform the Relevant Regulator of the occurrence of a Capital Adequacy Trigger Event and (ii) deliver an Automatic Conversion Notice on or as soon as practicable after the date on which it is determined such Capital Adequacy Trigger Event has occurred.

The date on which the Automatic Conversion Notice shall be deemed to have been given shall be the date on which it is dispatched by the Company to DTC (or, if the Securities are definitive Securities, to the Trustee).

The Company shall request that DTC, pursuant to the applicable rules and operating procedures of DTC then in effect, transmit the Automatic Conversion Notice to the direct participants of DTC holding the Securities at such time.

Upon delivery of the Automatic Conversion Notice, the Company shall deliver to the Trustee and the Paying Agent a certificate signed by two Authorized Officers, in the form attached hereto as Exhibit C, specifying that a Capital Adequacy Trigger Event has occurred (the “Capital Adequacy Trigger

Event Officers’ Certificate”). The Trustee and the Paying Agent are each entitled to conclusively rely on and accept such Capital Adequacy Trigger Event Officers’ Certificate without any duty whatsoever of further inquiry as sufficient and conclusive evidence of the occurrence of a Capital Adequacy Trigger Event, and such Capital Adequacy Trigger Event Officers’ Certificate shall be conclusive and binding on the Trustee, the Paying Agent, the Holders and the Beneficial Owners.

(c) Within ten (10) Business Days following the Conversion Date, the Company shall deliver a Conversion Shares Offer Notice.

(d) The procedures set forth in this Section 2.15 are subject to change to reflect changes in DTC’s practices, and the Company may make changes to the procedures set forth in this Section 2.15 to the extent reasonably necessary, in the opinion of the Company, to reflect such changes in DTC’s practices.

(e) The Holders and Beneficial Owners shall not at any time have the option to convert the Securities into Conversion Shares.

(f) Notwithstanding anything to the contrary contained in the Indenture or the Securities, once the Company has delivered an Automatic Conversion Notice following the occurrence of a Capital Adequacy Trigger Event (or following an Automatic Conversion (if sooner)), (i) subject to the right of Holders and Beneficial Owners pursuant to Section 4.03 in the event of a failure by the Company to issue and deliver any Conversion Shares to the Conversion Shares Depository on the Conversion Date, the Holders and Beneficial Owners shall have no rights whatsoever under the Indenture or the Securities to instruct the Trustee or the Paying Agent to take any action whatsoever and (ii) as of the date of the Automatic Conversion Notice, except for any indemnity and/or security provided by any Holder or by any Beneficial Owner in such direction or related to such direction, any direction previously given to the Trustee by any Holders or by any Beneficial Owners shall cease automatically and shall be null and void and of no further effect; except in each case of (i) and (ii) of this Section 2.15(f), with respect to any rights of Holders or Beneficial Owners with respect to any payments under the Securities that were unconditionally due and payable prior to the date of the Automatic Conversion Notice or unless the Trustee or the Paying Agent is instructed in writing by the Company to act otherwise.

(g) Neither the Trustee nor the Paying Agent shall be liable with respect to (i) the calculation or accuracy of the Non-transitional CET1 Ratio in connection with the occurrence of a Capital Adequacy Trigger Event and the timing of such Capital Adequacy Trigger Event, (ii) the failure of the Company to post or deliver the underlying Non-transitional CET1 Ratio calculations of a Capital Adequacy Trigger Event to DTC, the Holders or the Beneficial Owners or (iii) any aspect of the Company’s decision to deliver an Automatic Conversion Notice or the related Automatic Conversion.

(h) Notwithstanding any other provision herein, by its acquisition of the Securities, each Holder (which, for these purposes, includes each Beneficial Owner) (i) consents to all of the terms and conditions of the Securities, including (x) the occurrence of a Capital Adequacy Trigger Event and any related Automatic Conversion following a Capital Adequacy Trigger Event and (y) the appointment of the Conversion Shares Depository (or to the relevant recipient pursuant to Section 2.15), the issuance of the Conversion Shares to the Conversion Shares Depository on behalf of the Holders and Beneficial Owners (or to the relevant recipient pursuant to Section 2.15) and the potential sale of the Conversion Shares pursuant to a Conversion Shares Offer, (ii) acknowledges and agrees that effective upon, and following, a Capital Adequacy Trigger Event, other than any amounts payable in the case of the Company’s winding-up or the appointment of an administrator for its administration pursuant to Section 5.01, no Holder shall have any rights against the Company with respect to repayment of the principal amount of the Securities or payment of interest or any other amount on or in respect of such Securities, in each case that is not due and payable, which liabilities of the Company shall be automatically released, (iii) acknowledges and agrees that events in, and related to, clause (i) may occur without any further action on the part of such Holder, the Trustee or the Paying Agent, (iv) authorizes, directs and requests DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the Automatic Conversion without any further action or direction on the part of such Holder, the Trustee or the Paying Agent and (v) waives, to the extent permitted by the Trust Indenture Act, any claim against the Trustee arising out of its acceptance of its trusteeship for the Securities, including, without limitation, claims related to or arising out of or in connection with a Capital Adequacy Trigger Event and/or any Automatic Conversion.

SECTION 2.16.    Conversion Shares.

(a) The number of Conversion Shares to be issued to the Conversion Shares Depository on behalf of the Holders and Beneficial Owners (or to the relevant recipient pursuant to Section 2.15) on the Conversion Date shall equal the quotient obtained by dividing the (i) aggregate principal amount of the Securities then Outstanding immediately prior to the Automatic Conversion on the Conversion Date (the “Outstanding Amount”) by (ii) the Conversion Price, rounded down, if necessary, to the nearest whole number of Conversion Shares. The number of Conversion Shares to be held by the Conversion Shares Depository for the benefit of a Holder shall equal the product obtained by multiplying (i) the number of Conversion Shares thus calculated by (ii) the quotient obtained by dividing (x) the Tradable Amount held by such Holder on the Conversion Date by (y) the Outstanding Amount, such product to be rounded down, if necessary, to the nearest whole number of Conversion Shares. Fractions of Conversion Shares shall not be issued following an Automatic Conversion and no cash payment shall be made in lieu thereof.

(b) Subject to Section 3.05 (including the conditions specified therein), if a Qualifying Takeover Event occurs, and the Conversion Date falls on or after the QTE Effective Date, then in such case Approved Entity Shares shall be issued by the Approved Entity to the Conversion Shares Depository instead of Conversion Shares with the same effect as if Conversion Shares had been issued pursuant to Section 2.16(a).

SECTION 2.17.    Conversion Shares Offer.

(a) Following the occurrence of an Automatic Conversion, the Company, in its sole and absolute discretion, may elect in the Conversion Shares Office Notice that the Conversion Shares Depository make an offer of all or some of the Conversion Shares to all or some of the Shareholders at a cash price per Conversion Share equal to the Conversion Shares Offer Price (the “Conversion Shares Offer”). The Company may, on behalf of the Conversion Shares Depository, appoint a Conversion Shares Offer Agent to act as placement or other agent to facilitate the Conversion Shares Offer.

(b) Any Conversion Shares Offer shall be made subject to applicable laws and regulations in effect at the relevant time and shall be conducted, if at all, only to the extent that the Company, in its sole and absolute discretion, determines that the Conversion Shares Offer is practicable. The Company or the purchasers of the Conversion Shares sold in any Conversion Shares Offer shall bear the costs and expenses of any Conversion Shares Offer (with the exception of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid as a consequence of the transfer of any interest in the Conversion Shares to the Conversion Shares Depository on behalf of the Holders and Beneficial Owners (or the relevant recipient pursuant to Section 2.15) in order for the Conversion Shares Depository (or the relevant recipient pursuant to Section 2.15) to conduct the Conversion Shares Offer), including the fees of the Conversion Shares Offer Agent, if any.

(c) Upon completion of the Conversion Shares Offer, the Company or the Conversion Shares Depository shall provide notice to the Holders of the composition of the Conversion Shares Offer Consideration (and the Cash Component thereof, if any) per $1,000 Tradable Amount of the Securities. The Company reserves the right, in its sole and absolute discretion, to terminate the Conversion Shares Offer at any time during the Conversion Shares Offer Period by providing at least three (3) Business Days’ notice to the Trustee and the Paying Agent directly and to the Holders, in the case of Global Securities, via DTC (or, if the Securities are definitive Securities, to the Holders at their addresses shown on the Register), and, if it does so, the Company may, in its sole and absolute discretion, take steps (including, without limitation, changing the Suspension Date) to deliver to Holders and Beneficial Owners (or the custodian, nominee, broker or other representative thereof) the Conversion Shares at a time that is earlier than the time at which such Holders and Beneficial Owners (or the custodian, nominee, broker or other representative thereof) would have otherwise received the Conversion Shares Offer Consideration, had the Conversion Shares Offer been completed.

(d) The Cash Component of any Conversion Shares Offer Consideration shall be payable by the Conversion Shares Depository to the Holders and Beneficial Owners (or the custodian, nominee, broker or other representative thereof) of the Securities whether or not the Solvency Condition is satisfied.

(e) If the Company elects, in its sole and absolute discretion, that a Conversion Shares Offer be conducted, each Holder (which, for these purposes, includes each Beneficial Owner) by its acquisition of the Securities, shall (i) consent to (x) any Conversion Shares Offer and to the Conversion Shares Depository’s using the Conversion Shares to settle any Conversion Shares Offer in accordance with the terms of the Securities, notwithstanding that such Conversion Shares are held by the Conversion Shares Depository on behalf of Holders and Beneficial Owners and (y) the transfer of the beneficial interest it holds in the Conversion Shares to the Conversion Shares Depository in connection with the Conversion Shares Offer in accordance with the terms of the Securities, and (ii) irrevocably agree that (x) the Company, the Conversion Shares Depository (or the relevant recipient pursuant to Section 2.15) and the Conversion Shares Offer Agent, if any, may take any and all actions necessary to conduct the Conversion Shares Offer in accordance with the terms of the Securities, and (y) none of the Company, the Trustee, the Paying Agent, the Conversion Shares Depository or the Conversion Shares Offer Agent, if any, shall, to the extent permitted by applicable law, incur any liability to the Holders or Beneficial Owners in respect of the Conversion Shares Offer (except for the obligations of the Conversion Shares Depository in respect of the Holders’ and Beneficial Owners’ entitlement to any Conversion Shares Offer Consideration).

SECTION 2.18.    Settlement Procedure.

(a) Delivery of the Conversion Shares or Conversion Shares Offer Consideration, as applicable, to the Holders and Beneficial Owners shall be made in accordance with the procedures set forth in this Section 2.18, which remain subject to change to reflect changes in DTC’s practices.

(b) On the Suspension Date, the Company shall deliver an Automatic Conversion Settlement Request Notice.

(c) Holders and Beneficial Owners (or the custodian, nominee, broker or other representative thereof) shall not receive delivery of the relevant Conversion Shares or Conversion Shares Offer Consideration, as applicable, unless such Holders or Beneficial Owners (or the custodian, nominee, broker or other representative thereof) deliver the applicable Automatic Conversion Settlement Notice to the Conversion Shares Depository on or before the Notice Cut-off Date; provided that, if such delivery is made after the end of normal business hours at the specified office of the Conversion Shares Depository, such delivery shall be deemed for all purposes to have been made or given on the next following Business Day.

(d) With respect to any Global Securities, the Automatic Conversion Settlement Notice must be given in accordance with the respective standard procedures of DTC (which may include, without limitation, delivery of the notice to the Conversion Shares Depository by electronic means) and in a respective form acceptable to DTC and the Conversion Shares Depository. With respect to any definitive Securities, the Automatic Conversion Settlement Notice must be delivered to the specified office of the Conversion Shares Depository together with the relevant Securities.

(e) Subject to satisfaction of the requirements and limitations set forth in this Section 2.18 and provided that the Automatic Conversion Settlement Notice and the relevant Securities, if applicable, are delivered, the Conversion Shares Depository shall deliver the relevant Conversion Shares or Conversion Shares Offer Consideration, as applicable, on the applicable Settlement Date to the Holder or Beneficial Owner (or custodian, nominee, broker or other representative thereof) having completed the relevant Automatic Conversion Settlement Notice and in accordance with the instructions given in such Automatic Conversion Settlement Notice.

(f) Each Automatic Conversion Settlement Notice shall be irrevocable. The Conversion Shares Depository shall determine, in its sole and absolute discretion, whether any Automatic Conversion Settlement Notice has been properly completed and delivered, and such determination shall be conclusive and binding on the relevant Holder or Beneficial Owner. If any Holder or Beneficial Owner fails to properly complete and deliver an Automatic Conversion Settlement Notice (and the relevant Securities, if applicable) the Conversion Shares Depository shall be entitled to treat such Automatic Conversion Settlement Notice as null and void.

(g) Neither the Company, nor any member of the HSBC Group, shall be liable for any taxes or duties (including, without limitation, any capital, stamp, issue and registration or transfer taxes or duties) arising on conversion or that may arise or be paid as a consequence of the issue and delivery of Conversion Shares following an Automatic Conversion. The Holder or Beneficial Owner must pay any taxes or duties (including, without limitation, any capital, stamp, issue and registration and /or transfer taxes or duties) arising on conversion in connection with the issue and delivery of Conversion Shares to the Conversion Shares Depository on behalf of such Holder or Beneficial Owner, and such Holder or Beneficial Owner must pay all, if any, such taxes or duties arising by reference to any disposal or deemed disposal of such Holder or Beneficial Owner’s Securities or interest therein. Any taxes or duties arising on delivery or transfer of Conversion Shares to a purchaser in any Conversion Shares Offer shall be payable by the relevant purchaser of those Conversion Shares.

(h) The Conversion Shares and any Conversion Shares Component shall not be available for delivery (i) to, or to a nominee for, Clearstream Luxembourg or Euroclear or any other person providing a clearance service within the meaning of Section 96 of the Finance Act 1986 of the United Kingdom or (ii) to a person, or nominee or agent for a person, whose business is or includes issuing depository receipts within the meaning of Section 93 of the Finance Act 1986 of the United Kingdom, in each case at any time prior to the “abolition day” as defined in Section 111(1) of the Finance Act 1990 of the United Kingdom, or, if earlier, such other time at which the Company, in its absolute discretion, determines that no charge under Section 67, 70, 93 or 96 of the Finance Act 1986 or any similar charge (under any successor legislation) would arise as a result of such delivery or (iii) to the CREST account of such a person described in (i) or (ii).

(i) The Company may make changes to the procedures set forth in this Section 2.18 to the extent such changes are reasonably necessary, in the opinion of the Company, to effect the delivery of the Conversion Shares or Conversion Shares Offer Consideration, as applicable, to the Holders and Beneficial Owners.

SECTION 2.19.    Failure to Deliver an Automatic Conversion Settlement Notice. If any Holder or Beneficial Owner (or custodian, nominee, broker or other representative thereof) fails to deliver an Automatic Conversion Settlement Notice (and the relevant Securities, if applicable) to the Conversion Shares Depository on or before the Notice Cut-off Date, the Conversion Shares Depository shall continue to hold the Conversion Shares or Conversion Shares Offer Consideration, as applicable, until an Automatic Conversion Settlement Notice (and the relevant Securities, if applicable) is so delivered; provided, however, that the relevant Securities shall be cancelled on the Final Cancellation Date, and any Holder or Beneficial Owner (or custodian, nominee, broker or other representative thereof) delivering an Automatic Conversion Settlement Notice after the Notice Cut-off Date shall be required to provide evidence of its entitlement to the relevant Conversion Shares or Conversion Shares Offer Consideration, as applicable, satisfactory to the Conversion Shares Depository in its sole and absolute discretion in order to receive delivery of such Conversion Shares or Conversion Shares Offer Consideration, as applicable. The Company shall have no liability to any Holder or Beneficial Owner for any loss resulting from such Holder or Beneficial Owner’s failure to receive any Conversion Shares or Conversion Shares Offer Consideration, as applicable, or from any delay in the receipt thereof, in each case as a result of such Holder or Beneficial Owner (or custodian, nominee, broker or other representative thereof) failing to duly submit an Automatic Conversion Settlement Notice (and the relevant Securities, if applicable) on a timely basis or at all.

SECTION 2.20.    Agreement with Respect to the Exercise of the UK Bail-in Power.

(a) By its acquisition of the Securities, each Holder (which, for these purposes, includes each Beneficial Owner):

(i) acknowledges, accepts, consents and agrees, notwithstanding any other term of the Securities, the Indenture or any other agreements, arrangements or understandings between the Company and any Holder, to be bound by: (x) the effect of the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority, in relation to any Security that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due; (ii) the conversion of all, or a portion, of the Amounts Due into the Company’s or another Person’s ordinary shares, other securities or other obligations (and the issue to, or conferral on, the Holder of such ordinary shares, other securities or other obligations), including by means of an amendment, modification or variation of the terms of the Securities or the Indenture; (iii) the cancellation of the Securities; and/or (iv) the amendment or alteration of the redemption date of the Securities or amendment of the amount of interest payable on the Securities, or the Interest Payment Dates, including by suspending payment for a temporary period; and (y) the variation of the terms of the Securities or the Indenture, if necessary, to give effect to the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority; and

(ii) consents to the exercise of any UK Bail-in Power as it may be imposed without any prior notice by the Relevant UK Resolution Authority of its decision to exercise such power with respect to the Securities.

(b) By its acquisition of the Securities, each Holder (which, for these purposes, includes each Beneficial Owner):

(i) acknowledges and agrees that neither a Capital Adequacy Trigger Event, an Automatic Conversion, a reduction or cancellation, in part or in full, of the Amounts Due (including pursuant to Sections 2.03 and 2.04), the conversion thereof into another security or obligation of the Company or another Person, as a result of the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Securities, nor the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Securities shall give rise to a Default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii) to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Securities;

(iii) acknowledges and agrees that, upon the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority (a) the Trustee shall not be required to take any further directions from Holders under Section 5.12 of the Base Indenture and (b) none of the Base Indenture or this Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority; and

(iv) shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the exercise of any UK Bail-in Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder, the Trustee or the Paying Agent.

(c) Upon the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Securities, the Company shall provide a written notice to Holders through DTC as soon as practicable regarding such exercise of the UK Bail-in Power. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

(d) The exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Securities shall not constitute a Winding-Up Event or a Non-Payment Event.

(e) In addition to the right to enter into supplemental indentures pursuant to Sections 9.01 and 9.02 of the Base Indenture, the Company and the Trustee may enter into one or more indentures supplemental to the Indenture to modify and amend the terms of the Indenture or the Securities, without the further consent of any Holders, to the extent necessary to give effect to the exercise by the Relevant UK Resolution Authority of the UK Bail-in Power.

(f) Notwithstanding anything to the contrary in the Indenture, including Article 9 of the Base Indenture, the Company hereby agrees that it shall not amend Section 2.20(a) without the prior consent of the Relevant Regulator.

(g) Notwithstanding Section 2.20(b)(iii), if, following the completion of the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority, any Securities remain Outstanding (for example, if the exercise of the UK Bail-in Power results in only a partial write down of the principal of the Securities), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture; provided, however, that notwithstanding the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority, there shall at all times be a trustee hereunder pursuant to, and in accordance with, Section 6.09 of the Base Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee shall continue to be governed by Sections 6.10 and 6.11 of the Base Indenture, respectively, including to the extent no additional supplemental indenture or amendment to the Indenture is agreed upon in the event the Securities remain Outstanding following the completion of the exercise of the UK Bail-in Power.

(h) For the avoidance of doubt, the potential conversion of the Securities into shares, other securities or other obligations in connection with the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority is separate and distinct from an Automatic Conversion following a Capital Adequacy Trigger Event.

SECTION 2.21.    Notice via DTC. If notice is given by the Company via DTC in accordance with the terms of the Securities and the Indenture, the Company shall request that DTC, pursuant to the applicable rules and operating procedures of DTC then in effect, transmit such notice to the direct participants of DTC holding the Securities at such time. Moreover, any notice by DTC to participating institutions and by these participants to street name holders of beneficial interests in the Securities shall be made according to arrangements among them and may be subject to statutory or regulatory requirements. Any such notice given by the Company to DTC also shall be sent directly to the Trustee and the Paying Agent for informational purposes.

SECTION 2.22.    Records Adjustment. Upon receipt of any notice given pursuant to the Indenture, to the extent applicable, the Company, the Trustee and the Agent shall adjust their records to reflect any cancellation or deemed cancellation of any interest and any changes to the aggregate principal amount of the Securities then Outstanding, including due to any exercise of the UK Bail-in Power by the Relevant UK Resolution Authority, any Automatic Conversion or any redemption pursuant to Sections 2.08, 2.09 and 2.10.

ARTICLE III

ANTI-DILUTION

SECTION 3.01.    Adjustment of Conversion Price and Conversion Shares Offer Price. Upon the occurrence of any of the events described below, the Conversion Price and the Conversion Shares Offer Price, as applicable, shall be adjusted as follows:

(a) If and whenever there is a consolidation, reclassification, redesignation or subdivision in relation to the Ordinary Shares which alters the number of Ordinary Shares in issue, each Price shall be adjusted by multiplying the relevant Price in effect immediately prior to such consolidation, reclassification or subdivision by the following fraction:

A

B

where:

A	is the aggregate number of Ordinary Shares in issue immediately before such consolidation, reclassification, redesignation or subdivision, as the case may be; and

B	is the aggregate number of Ordinary Shares in issue immediately after, and as a result of, such consolidation, reclassification, redesignation or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification, redesignation or subdivision, as the case may be, takes effect.

(b) If and whenever the Company issues Ordinary Shares to Shareholders credited as fully paid by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such Ordinary Shares are or are to be issued instead of the whole or part of a Cash Dividend which Shareholders would or could otherwise have elected to receive, (2) where Shareholders may elect to receive a Cash Dividend in lieu of such Ordinary Shares or (3) where any such Ordinary Shares are or are expected to be issued in lieu of a dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), each Price shall be adjusted by multiplying the relevant Price in effect immediately prior to such issue by the following fraction:

A

B

where:

A	is the aggregate number of Ordinary Shares in issue immediately before such issue; and

B	is the aggregate number of Ordinary Shares in issue immediately after such issue.

Such adjustment shall become effective on the date of issue of such Ordinary Shares.

(c) If and whenever the Company issues Ordinary Shares to Shareholders as a class by way of rights, or the Company or any member of the HSBC Group or (at the direction or request or pursuant to arrangements with the Company or any member of the HSBC Group) any other company, person or entity issues or grants to Shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase the Ordinary Shares, or any securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, any Ordinary Shares (or grants any such rights in respect of existing securities so issued), in each case at a price per Ordinary Share which is less than 95% of the Current Market Price on the Effective Date, each Price shall be adjusted by multiplying the relevant Price in effect immediately prior to the Effective Date by the following fraction:

A + B

A + C

where:

A	is the aggregate number of Ordinary Shares in issue on the Effective Date;

B

is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares issued by way of rights, or for the securities issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of the Ordinary Shares deliverable on the exercise thereof, would purchase at such Current Market Price on the Effective Date; and

C

is the number of Ordinary Shares to be issued or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as of the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase in respect thereof at the initial conversion, exchange, subscription or purchase price or rate; provided that if, on the Effective Date, such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as of the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

For the purpose of any calculation of the consideration receivable or price pursuant to this Section 3.01(c), the following provisions shall apply:

(1)	the aggregate consideration receivable or price for Ordinary Shares issued for cash shall be the amount of such cash;

(2)

(x) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the conversion or exchange of any securities shall be deemed to be the consideration or price received or receivable for any such securities and (y) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such securities or, as the case may be, for such options, warrants or rights which are attributed by the Company to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as of the relevant Effective Date, plus in the case of each of (x) and (y), the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such securities, or upon the exercise of such rights or subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (z) the consideration receivable or price per Ordinary Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (x) or (y) (as the case may be) divided by the number of Ordinary Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(3)

if the consideration or price determined pursuant to (1) or (2) (or any component thereof) is expressed in a currency other than dollars, it shall be converted into dollars at the Prevailing Rate on the relevant Effective Date (in the case of (1) above) or the relevant date of first public announcement (in the case of (2) above);

(4)

in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Ordinary Shares or securities or options, warrants or rights, or otherwise in connection therewith; and

(5)

the consideration or price shall be determined as provided above on the basis of the consideration or price received, receivable, paid or payable, regardless of whether all or part thereof is received, receivable, paid or payable by or to the Company or another entity.

(d) If and whenever the Company pays any Extraordinary Dividend to the Ordinary Shareholders as a class, each Price shall be adjusted by multiplying the relevant Price in effect immediately prior to the Effective Date by the following fraction:

A – B

    A

where:

A	is the Current Market Price of one Ordinary Share on the Effective Date; and

B

is the portion of the aggregate Extraordinary Dividend attributable to one Ordinary Share, with such portion being determined by dividing the aggregate Extraordinary Dividend by the number of Ordinary Shares entitled to receive the relevant Extraordinary Dividend. If the Extraordinary Dividend is expressed in a currency other than dollars, it shall be converted into dollars at the Prevailing Rate on the relevant Effective Date.

Such adjustment shall become effective on the Effective Date.

(e) Notwithstanding provisions of Sections 3.01(a) through (d):

(i) where the events or circumstances giving rise to any adjustment pursuant to this Section 3.01 have already resulted or shall result in an adjustment to the Prices or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances that have already given or shall give rise to an adjustment to the Prices or where more than one event that gives rise to an adjustment to the Prices occurs within such a short period of time that, in the Company’s opinion, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be determined by an Independent Financial Adviser to be in its opinion appropriate to give the intended result;

(ii) such modification shall be made to the operation of this Section 3.01 as may be determined by an Independent Financial Adviser to be in its opinion appropriate (x) to ensure that an adjustment to the Prices or the economic effect thereof shall not be taken into account more than once, (y) to ensure that the economic effect of an Extraordinary Dividend is not taken into account more than once and (z) to reflect a redenomination of the issued Ordinary Shares for the time being into a new currency;

(iii) for the avoidance of doubt, the occurrence of any other event in respect of the Ordinary Shares that is not an applicable Adjustment Event in relation to the Securities or the conversion of the Securities into the Ordinary Shares pursuant to this Section 3.01 shall not result in an adjustment of the Prices; and

(iv) No adjustment shall be made to the Prices where the Ordinary Shares or other securities (including rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of the Company or any company in the HSBC Group or any associated company or to a trustee or trustees to be held for the benefit of any such person, in any such case pursuant to any share or option scheme.

SECTION 3.02.    No Retroactive Adjustments. The Company shall not issue any additional Conversion Shares if the Automatic Conversion occurs after the record date in respect of any consolidation, reclassification or sub-division as described in Section 3.01(a), or after the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is described in Sections 3.01(b) through (d), but before the relevant adjustment to the Prices becomes effective under such Section.

SECTION 3.03.    Decision of an Independent Financial Adviser. If any doubt shall arise as to whether an adjustment should be made to either Price or as to the appropriate adjustment to such Prices, and following consultation between the Company and an Independent Financial Adviser, a written opinion of such Independent Financial Adviser in respect thereof is delivered, such written opinion shall be conclusive and binding on the Company, the Trustee, the Paying Agent and the Holders and Beneficial Owners, save in the case of manifest error.

SECTION 3.04.    Rounding Down and Notice of Adjustment to the Conversion Price and the Conversion Shares Offer Price.

(a) On any adjustment, if a resultant Price has more decimal places than the initial Price, it shall be rounded to the same number of decimal places as the initial Price. No adjustment shall be made to a Price where such adjustment (rounded down if applicable) would be less than 1% of such Price then in effect. Any adjustment not required to be made, and/or any amount by which a Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made.

(b) Notice of any adjustments to the Prices shall be given by the Company to Holders via DTC (or, if the Securities are definitive Securities, via the Trustee) promptly after the determination thereof.

(c) The Prices shall not in any event be reduced to below the nominal value of the Ordinary Shares. The Company hereby undertakes that it shall not take any action, and shall procure that no action is taken, that would otherwise result in an adjustment to the Prices to below such nominal value.

SECTION 3.05.    Qualifying Takeover Event.

(a) Within ten (10) Business Days following the occurrence of a Takeover Event, the Company shall deliver a Takeover Event Notice.

(b) If the Takeover Event is a Qualifying Takeover Event, the Securities will, where the Conversion Date (if any) falls on or after the QTE Effective Date, be converted on such Conversion Date into or exchanged for Approved Entity Shares, mutatis mutandis as provided under Section 2.15, at a Conversion Price that shall be the New Conversion Price. Such conversion shall be effected by the delivery by the Company of such number of the Company’s ordinary shares as is determined in accordance with Section 2.16(a) to, or to the order of, the Approved Entity. Such delivery shall irrevocably discharge and satisfy all of the Company’s obligations under the Securities (but shall be without prejudice to all of the rights, immunities and indemnification of the Trustee under this Indenture and to the rights of the Trustee and the Holders of the Securities against the Approved Entity in connection with its undertaking to deliver Approved Entity Shares as provided in the definition of “New Conversion Condition”). Such delivery shall be in consideration of the Approved Entity irrevocably undertaking, for the benefit of the Holders of the Securities, to (i) deliver the Conversion Shares to the Conversion Shares Depositary upon a conversion of the Securities and (ii) ensure that, for so long as the Securities are outstanding, its ordinary share capital shall continue to constitute Approved Entity Shares. In addition, the Company shall retain the right to elect in the Conversion Shares Offer Notice that the Conversion Shares Depository make a Conversion Shares Offer at the New Conversion Shares Offer Price.

(c) The New Conversion Price and the New Conversion Shares Offer Price shall be subject to adjustment in the circumstances provided for under Section 3.01 (if necessary with such modifications and amendments as an Independent Financial Adviser shall determine to be appropriate), and the Company shall give notice to the Holders of the New Conversion Price and the New Conversion Shares Offer Price and of any such modifications and amendments thereafter.

(d) In the case of a Qualifying Takeover Event the Company shall, to the extent permitted by applicable law and regulation, on or prior to the QTE Effective Date, enter into such agreements and arrangements (including, without limitation supplemental indentures to the Indenture and amendments and modifications to the terms and conditions of the Securities and the Indenture) as may be required to ensure that, effective upon the QTE Effective Date, the Securities shall (following the occurrence of a Capital Adequacy Trigger Event) be convertible into, or exchangeable for, Approved Entity Shares, mutatis mutandis in accordance with, and subject to, the provisions of Section 2.15, at the New Conversion Price. From and after the QTE Effective Date, the Company shall no longer have any obligation to deliver the Company’s ordinary shares or any Approved Entity Shares to the Conversion Shares Depository, which shall be the obligation of the Approved Entity pursuant to the terms of such agreements and arrangements with the Trustee entered into by the Approved Entity.

(e) For the avoidance of doubt, if for any reason (including, without limitation, because the Acquirer is a Governmental Entity), a Takeover Event fails to be Qualifying Takeover Event, there shall not be any automatic adjustment to the terms of the Securities, whether in the manner provided for in this Article III in respect of Qualifying Takeover Events, or at all.

ARTICLE IV

DEFAULTS AND REMEDIES

With respect to the Securities only, Section 5.01 of the Base Indenture shall be amended and restated in its entirety as follows in Section 4.01, Section 5.02 of the Base Indenture shall be amended and restated in its entirety as follows in Sections 4.02 and 4.03, Section 5.03(a) of the Base Indenture shall be amended and restated in its entirety as follows in Section 4.04, Section 5.13 of the Base Indenture shall be amended and restated in its entirety as follows in Section 4.05, and references in the Base Indenture to such Sections shall be to such Sections as amended and restated in entirety by this Supplemental Indenture. Section 5.10 of the Base Indenture shall apply to the Securities subject to the limitations on remedies specified in this Article IV.

SECTION 4.01.    Winding-Up.

(a) A “Winding-Up Event” shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which the Company may be organized) makes an order for the winding-up of the Company which is not successfully appealed within thirty (30) days of the making of such order, (ii) the Shareholders of the Company adopt an effective resolution for the winding-up of the Company (other than , in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of the Company, the administrator gives notice that it intends to declare and distribute a dividend.

(b) If a Winding-Up Event occurs before the occurrence of a Capital Adequacy Trigger Event, the principal amount of the Securities shall become immediately due and payable, without the need of any further action on the part of the Trustee, the Holders or any other Person.

SECTION 4.02.    Non-Payment Event. If the Company fails to pay any amount that has become due and payable under the Securities, the Paying Agent shall notify the Trustee and, if such failure continues for fourteen (14) calendar days, the Trustee may provide a written notice of such failure to the Company. If within a period of fourteen (14) calendar days following the provision of such notice, the failure continues and has not been cured nor waived (a “Non-Payment Event”), the Trustee may, at its discretion in accordance with the Indenture, and without further notice to the Company, institute proceedings in England (or such other jurisdiction in which the Company may be organized) (but not elsewhere) for the winding-up of the Company and/or prove in a winding-up of the Company and/or claim in a liquidation or administration of the Company. For the avoidance of doubt, if, pursuant to Section 2.03 or 2.04, the Company cancels any interest payment in respect of any Interest Payment Date or if such interest payment is deemed to have been cancelled (in each case, in whole or in part), then such interest payment shall not be due and payable in respect of such Interest Payment Date, and no Non-Payment Event under the Securities shall occur or be deemed to have occurred as a result of such cancellation or deemed cancellation (in each case, in whole or in part).

SECTION 4.03.    Limited Remedies for Breach of Obligations (Other than Non-Payment). In addition to the remedies for a Non-Payment Event provided in Section 4.02, the Trustee may without further notice institute such proceedings against the Company as it may deem fit to enforce any term, obligation or condition binding upon the Company under the Securities or the Indenture (other than any payment obligation of the Company under or arising from the Securities or the Indenture, including payment of any principal or interest, including Additional Amounts) (such obligation, a “Performance Obligation”); provided the sole and exclusive remedy that the Trustee (acting on behalf of the Holders) and/or the Holders may seek under the Securities and the Indenture is specific performance under the laws of the State of New York; provided further that to the extent any judgment or other award given in such proceedings requires the payment of money by the Company, whether by way of damages or otherwise (a “Monetary Judgment”), the Trustee (acting on behalf of the Holders) and/or the Holders may not enforce, and shall not be entitled to enforce, or otherwise claim such Monetary Judgment against the Company, except by proving such Monetary Judgment in the winding-up or administration of the Company. For the avoidance of doubt, any breach by the Company of any Performance Obligation shall not confer upon the Trustee (acting on behalf of the Holders) and/or the Holders any claim other than specific performance and the Company shall not be obliged to pay any sum or sums, in cash or otherwise (including damages), as a consequence of the institution of any such proceedings, except where a Holder proves any Monetary Judgment in the Company’s winding-up or administration.

By its acquisition of the Securities, each Holder (which, for these purposes includes each Beneficial Owner) of the Securities acknowledges and agrees (i) that the sole and exclusive remedy that such Holder and/or the Trustee (acting on their behalf) may seek under the Securities and the Indenture for a breach by the Company of a Performance Obligation is specific performance under the laws of the State of New York, (ii) such Holder shall not (and waives any right to) seek, and shall not (and waives any right to) direct the Trustee (acting on their behalf) to seek, any other remedy against the Company in respect of any breach by the Company of a Performance Obligation, (iii) such Holder shall not (and waives any right to) enforce, and shall not be entitled to enforce (and waives any such entitlement), or otherwise claim (and waives any other right to claim) a Monetary Judgment against the Company, except by proving such Monetary Judgment in the Company’s winding-up or administration and (iv) to the extent permitted by the Trust Indenture Act, such Holder waives any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in connection with such Holder’s right to enforce a Performance Obligation in accordance with the Indenture or the Securities.

SECTION 4.04.    No Other Remedies and Other Terms.

(a) Other than the limited remedies specified in this Article IV, and subject to clause (c) below, no remedy against the Company shall be available to the Trustee (acting on behalf of the Holders) and to the Holders and Beneficial Owners, whether for the recovery of amounts owing in respect of such Securities or under the Indenture, or in respect of any breach by the Company of any of the Company’s obligations under or in respect of the terms of such Securities or under the Indenture in relation thereto; provided, however, that the Company’s obligations to the Trustee under Section 6.07 of the Base Indenture and the Trustee’s rights to have money collected applied first to pay amounts due to it under such Section pursuant to Section 5.06 of the Base Indenture expressly survive any Default and are not subject to the subordination provisions of Section 5.01.

(b) In the case of a Default under the Securities, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. A “Default” shall occur (i) upon the occurrence of a Winding-Up Event that occurs before the Conversion Date or (ii) upon the occurrence of a Non-Payment Event or (iii) upon a breach by the Company of a Performance Obligation. For purposes of the Base Indenture, “Event of Default” shall mean “Default” as defined in this Supplemental Indenture, except that the term “Event of Default” as used in Section 3.05(b)(ii) of the Base Indenture and Article 8 of the Base Indenture shall mean “Winding-Up Event.”

(c) Subject to such provisions for the indemnification of the Trustee, and subject to certain exceptions, the Holder or Holders of a majority in aggregate principal amount of the Securities then Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that is in conflict with any rule of law or the Indenture or is unjustly prejudicial to any Holder not taking part in the direction. The Trustee may take any other action that it deems proper which is not inconsistent with that direction.

(d) Neither a Capital Adequacy Trigger Event, an Automatic Conversion, a reduction or cancellation, in part or in full, of the Amounts Due in accordance with the terms of the Indenture and the Securities, the conversion of the Securities into another security or obligation of the Company or another person, as a result of the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Securities, nor the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Securities shall be stated to be an Event of Default or a Default.

(e) Notwithstanding the limitations on remedies specified under this Article IV, (i) the Trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the Holders and Beneficial Owners under the provisions of the Indenture, and (ii) nothing shall impair the right of a Holder or Beneficial Owner under the Trust Indenture Act, absent such Holder’s or Beneficial Owner’s consent, to sue for any payment due and unpaid with respect to the Securities; provided that, in the case of (i) and (ii) above, any payments in respect of, or arising from, the Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Securities, shall be subject to the subordination provisions set forth in Section 5.01.

SECTION 4.05.    Waiver of Past Defaults.

(a) Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding may on behalf of the Holders of all of the Securities waive any past Default that results from a breach by the Company of a Performance Obligation; provided that (i) a Default in respect of a Performance Obligation, the modification or amendment of which would require the consent of each Holder affected by it or (ii) any past Default that results from a Winding-Up Event or a Non-Payment Event, in either case, will require the waiver of each Holder affected by such Default.

(b) Upon the occurrence of any waiver permitted by clause (a) above, such Default shall cease to exist, and any Default with respect to any series arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of the Base Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

ARTICLE V

SUBORDINATION

SECTION 5.01.    Securities Subordinated to Claims of Senior Creditors. With respect to the Securities only, this Section 5.01 hereby amends Section 12.01 of the Base Indenture in its entirety, and references in the Base Indenture to Article Twelve and Section 12.01 thereof shall be to such Article and Section as amended by this Section 5.01.

(a) The Securities shall constitute the Company’s direct, unsecured and subordinated obligations, ranking equally without any preference among themselves. The rights and claims of the Holders and Beneficial Owners in respect of or arising from the Securities shall be subordinated to the claims of Senior Creditors.

(b) If (x) an order is made, or an effective resolution is passed, for the winding-up of the Company (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation of the Company, the terms of which reorganization, reconstruction or amalgamation (i) have previously been approved in writing by a majority of the Holders and (ii) do not provide that the Securities shall thereby become redeemable or repayable in accordance with the terms of the Securities); or (y) following the appointment of an administrator for the Company’s administration, the administrator declares, or gives notice that it intends to declare and distribute, a dividend, then

(i) if such events specified in (x) or (y) occur prior to the date on which a Capital Adequacy Trigger Event occurs, there shall be payable by the Company in respect of each Security (in lieu of any other payment by the Company), such amount, if any, as would have been payable to a Holder if, on the day prior to the commencement of such winding-up or such administration and thereafter, such Holder were the holder of the most senior class of preference shares in the Company’s capital, having an equal right to a return of assets in such winding-up or such administration to, and so ranking pari passu with, the holders of such class of preference shares (if any) from time to time issued by the Company that has a preferential right to a return of assets in such winding-up or such administration, and so ranking ahead of the holders of all other classes of issued shares for the time being in the Company’s capital, but ranking junior to the claims of Senior Creditors, and on the assumption that the amount that such Holder was entitled to receive in respect of such senior preference shares, on a return of assets in such winding-up or such administration, were an amount equal to the principal amount of the relevant Security, together with any accrued and unpaid interest thereon (to the extent not cancelled or deemed to have been cancelled) and any Monetary Judgment (if payable); and

(ii) if such events specified in (x) or (y) above occur on or after the date on which a Capital Adequacy Trigger Event occurs but prior to the Conversion Date, there shall be payable by the Company in respect of each Security (in lieu of any other payment by the Company) such amount, if any, as would have been payable to a Holder on a return of assets in such winding-up or such administration if the Conversion Date in respect of an Automatic Conversion had occurred immediately prior to the occurrence of such events specified in (x) or (y) above (and as a result, such Holder were the holder of such number of Ordinary Shares as such Holder would have been entitled to receive on the Conversion Date, ignoring for these purposes the Company’s right to elect to make a Conversion Shares Offer).

(c) Other than in the event of a winding-up or administration of the Company as described in clause (b) above, payments in respect of or arising from the Securities shall be conditional (i) upon the Company’s being solvent at the time of payment by the Company, and (ii) in that no sum in respect of or arising from the Securities may fall due and be paid except to the extent that the Company could make such payment and still be solvent immediately thereafter (such condition, the “Solvency Condition”). For purposes of determining whether the Solvency Condition is met, the Company shall be considered to be solvent at a particular point in time if (i) it is able to pay its debts owed to Senior Creditors as they fall due and (ii) the Balance Sheet Condition has been met. A certificate by the Auditors as to whether or not the Solvency Condition is met, on the basis of the information provided to the Auditors by the Company, will, in the absence of manifest error, be treated by the Company, the Trustee, the Holders, the Beneficial Owners and all other interested parties as correct and sufficient evidence thereof.

“Senior Creditors” means creditors of the Company (i) who are unsubordinated creditors; (ii) whose claims are, or are expressed to be, subordinated to the claims of the Company’s unsubordinated creditors but not further or otherwise; or (iii) whose claims are, or are expressed to be, junior to the claims of the Company’s other creditors, whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of the Holders or Beneficial Owners in a winding-up occurring prior to a Capital Adequacy Trigger Event. For the avoidance of doubt, holders of any of the Company’s existing or future Tier 2 capital instruments shall be Senior Creditors.

The “Balance Sheet Condition” shall be satisfied in relation to the Company if the value of the Assets is at least equal to the value of the Liabilities. For these purposes (i) “Assets” mean the Company’s unconsolidated gross assets as shown in the Company’s most recent published audited balance sheet, as adjusted for subsequent events in such manner as the Auditors may determine and (ii) “Liabilities” means the Company’s unconsolidated gross liabilities, as shown in the Company’s most recent published audited balance sheet, as adjusted for subsequent events in such manner as the Auditors may determine and for these purposes excluding (without double counting) any indebtedness that shall not constitute liabilities according to the criteria that would be applied by the High Court of Justice of England and Wales (or the relevant authority of such other jurisdiction in which the Company may be organized) in determining whether the Company is “unable to pay its debts” under Section 123(2) of the UK Insolvency Act 1986 or any amendment or re-enactment thereof (or in accordance with the corresponding provisions of the applicable laws of such other jurisdiction in which the Company may be organized.

ARTICLE VI

AMENDMENTS TO THE BASE INDENTURE APPLICABLE TO THE SECURITIES ONLY

SECTION 6.01.    Execution, Authentication, Delivery and Dating. With respect to the Securities only, Article 3 of the Base Indenture is amended by inserting a further paragraph at the end of Section 3.03, which shall read as follows:

The words “execution,” “executed,” “signed,” “signature,” and words of like import in this Indenture, the Contingent Capital Securities or in any other certificate, agreement or document related to this Indenture or the offering and sale of the Contingent Capital Securities shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign or any other electronic process or digital signature provider as specified in writing to the Trustee and agreed to by the Trustee in its sole discretion). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Each party agrees that this Indenture, the Contingent Capital Securities and any other documents to be delivered in connection herewith may be electronically or digitally signed using DocuSign (or any other electronic process or digital signature provider as specified in writing to the Trustee and agreed to by the Trustee in its sole discretion), and that any such electronic or digital signatures appearing on this Indenture, the Contingent Capital Securities or such other documents are the same as manual signatures for the purposes of validity, enforceability and admissibility. The Company agrees to assume all risks arising out of the use of electronic or digital signatures and electronic methods to submit any communications to Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.01.    Effectiveness. This Supplemental Indenture shall become effective upon its execution and delivery.

Except as hereby amended, the Base Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof (including any prior amendments thereto) shall be and remain in full force and effect. This Supplemental Indenture shall be deemed an integral part of the Base Indenture in the manner and to the extent herein and therein provided.

SECTION 7.02.    Original Issue. The Securities may, upon execution of this Supplemental Indenture, be executed by the Company and delivered by the Company to the Trustee for authentication, and the Trustee shall, upon delivery of a Company Order, authenticate and deliver such Securities as in such Company Order provided.

SECTION 7.03.    Ratification and Integral Part. The Base Indenture as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, including without limitation all the rights, immunities and indemnities of the Trustee, and this Supplemental Indenture shall be deemed an integral part of the Base Indenture in the manner and to the extent herein and therein provided.

SECTION 7.04.    Priority. This Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, with respect to the Securities and subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

SECTION 7.05.    Successors and Assigns. All covenants and agreements in the Base Indenture, as supplemented and amended by this Supplemental Indenture, by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 7.06.    Subsequent Holders’ Agreement. Any Holder (which, for these purposes, includes each Beneficial Owner) that acquires the Securities in the secondary market and any successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of any Holder or any Beneficial Owner shall be deemed to acknowledge, accept, agree to be bound by and consent to the same provisions specified herein to the same extent as the Holders or the Beneficial Owners that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities related to the UK Bail-in Power and related to a Capital Adequacy Trigger Event.

SECTION 7.07.    Counterparts. This Supplemental Indenture may be executed manually, by facsimile or by electronic signature in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 7.08.    Payments Subject to Fiscal Laws. All payments under the Securities are subject in all cases to any applicable fiscal or other laws, regulations and directives in any jurisdiction, but without prejudice to Section 10.04 of the Base Indenture. For the purposes of the preceding sentence, the phrase “fiscal or other laws, regulations and directives” shall include any deduction or withholding required pursuant to FATCA.

SECTION 7.09.    Governing Law. This Supplemental Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York, except that Article V of this Supplemental Indenture is governed by, and construed in accordance with, the laws of England and Wales.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

HSBC HOLDINGS PLC,
AS ISSUER

By:	/s/ Richard Boyns
Name:	Richard Boyns
Title:	Head of Capital Management

THE BANK OF NEW YORK MELLON, LONDON BRANCH,
AS TRUSTEE

By:	/s/ Tom Vanson
Name:	Tom Vanson
Title:	Authorized Signatory

HSBC BANK USA, NATIONAL ASSOCIATION,
AS PAYING AGENT, REGISTRAR AND CALCULATION AGENT

By:	/s/ Deirdra N. Ross
Name:	Deirdra N. Ross
Title:	Associate Director

[Signature Page to HSBC Holdings plc Twelfth Supplemental Indenture]

Exhibit A

Form of Global Security

No. [●]	$[●]

CUSIP NO. 404280 CQ0

ISIN NO. US404280CQ03

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

BY ITS ACQUISITION OF THE SECURITIES, EACH HOLDER (WHICH, FOR THESE PURPOSES, INCLUDES EACH BENEFICIAL OWNER) (A) ACKNOWLEDGES, ACCEPTS, CONSENTS AND AGREES, NOTWITHSTANDING ANY OTHER TERM OF THE SECURITIES, THE INDENTURE OR ANY OTHER AGREEMENTS, ARRANGEMENTS OR UNDERSTANDINGS BETWEEN THE COMPANY AND ANY HOLDER, TO BE BOUND BY: (X) THE EFFECT OF THE EXERCISE OF ANY UK BAIL-IN POWER BY THE RELEVANT UK RESOLUTION AUTHORITY, IN RELATION TO ANY SECURITY THAT (WITHOUT LIMITATION) MAY INCLUDE AND RESULT IN ANY OF THE FOLLOWING, OR SOME COMBINATION THEREOF: (I) THE REDUCTION OF ALL, OR A PORTION, OF THE AMOUNTS DUE; (II) THE CONVERSION OF ALL, OR A PORTION, OF THE AMOUNTS DUE INTO THE COMPANY’S OR ANOTHER PERSON’S ORDINARY SHARES, OTHER SECURITIES OR OTHER OBLIGATIONS (AND THE ISSUE TO, OR CONFERRAL ON, THE HOLDER OF SUCH ORDINARY SHARES, OTHER SECURITIES OR OTHER OBLIGATIONS), INCLUDING BY MEANS OF AN AMENDMENT, MODIFICATION OR VARIATION OF THE TERMS OF THE SECURITIES OR THE INDENTURE; (III) THE CANCELLATION OF THE SECURITIES; AND/OR (IV) THE AMENDMENT OR ALTERATION OF THE REDEMPTION DATE OF THE SECURITIES OR AMENDMENT OF THE AMOUNT OF INTEREST PAYABLE ON THE SECURITIES, OR THE INTEREST PAYMENT DATES, INCLUDING BY SUSPENDING PAYMENT FOR A TEMPORARY PERIOD; AND (Y) THE VARIATION OF THE TERMS OF THE SECURITIES OR THE INDENTURE, IF NECESSARY, TO GIVE EFFECT TO THE EXERCISE OF ANY UK BAIL-IN POWER BY THE RELEVANT UK RESOLUTION AUTHORITY; AND (B) CONSENTS TO THE EXERCISE OF ANY UK BAIL-IN POWER AS IT MAY BE IMPOSED WITHOUT ANY PRIOR NOTICE BY THE RELEVANT UK RESOLUTION AUTHORITY OF ITS DECISION TO EXERCISE SUCH POWER WITH RESPECT TO THE SECURITIES.

GLOBAL SECURITY

HSBC Holdings plc

$[●]

4.700% Perpetual Subordinated Contingent Convertible Securities

(Callable During Any 2031 Securities Optional Redemption Period)

This Security is one of a duly authorized issue of securities of the Company (as defined below) (herein called the “Securities” and each, a “Security”) issued and to be issued under and governed by the Indenture, dated as of August 1, 2014 (the “Base Indenture”), as supplemented by the Twelfth Supplemental Indenture, dated as of March 9, 2021 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

HSBC Holdings plc, a company duly incorporated and existing under the laws of England and Wales (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $[●] ([●]), if and to the extent due, and to pay interest thereon, if any, in accordance with the terms hereof and the Indenture.

The Securities shall have no fixed maturity and shall not be redeemable except as provided in this Security and Sections 2.08, 2.09 and 2.10 of the Supplemental Indenture.

From (and including) the Issue Date to (but excluding) September 9, 2031, the interest rate on the Securities shall be 4.700% per annum (the “Initial Interest Rate”). From (and including) each Reset Date to (but excluding) the next following Reset Date, the applicable per annum interest rate shall be equal to the sum of the applicable Reference Rate on the relevant Reset Determination Date and 3.250% (the “Margin”). Subject to the provisions on the reverse of this Security relating to cancellation and deemed cancellation of interest and to Sections 2.03 and 2.04 of the Supplemental Indenture, interest, if any, shall be payable in two semi-annual installments in arrear on March 9 and September 9 of each year (each, an “Interest Payment Date”); provided that if such Interest Payment Date is not a Business Day, the Interest Payment Date shall be postponed to the next Business Day, and no further interest or other payment shall be owed or made in respect of such delay. Subject to the provisions on the reverse of this Security relating to cancellation and deemed cancellation of interest and to Sections 2.03 and 2.04 of the Supplemental Indenture, interest on the Securities, if any, shall be computed and payable in arrear and on the basis of a year of 360 days consisting of twelve (12) months of thirty (30) days each and, in the case of an incomplete month, the actual number of days elapsed. The first date on which interest may be paid shall be September 9, 2021, for the period commencing on (and including) the Issue Date and ending on (but excluding) September 9, 2021. If a date of redemption is not a Business Day, the Company may pay interest (if any) together with the principal on the next succeeding Business Day; provided that interest shall not accrue during the period from and after the date of redemption.

“Reference Rate” means, with respect to any Reset Period for which such rate applies:

(i) the rate per annum (expressed as a decimal) equal to the yield which represents the average for the week immediately prior to the related Reset Determination Date in the most recent H.15, (a) under the caption “Treasury Constant Maturities” and (b) for the maturity of five years;

(ii) if such release (or any successor release) is not published during the week immediately prior to the related Reset Determination Date or does not contain such yields, the Reference Treasury Rate for such Reset Period; or

(iii) if the Reference Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “Reference Rate” means the rate per annum (expressed as a decimal) equal to the yield on U.S. Treasury securities having a maturity of five years as set forth in the most recent H.15 under the caption “Treasury constant maturities” for the maturity of five years at 5:00 p.m. (New York City time) on the last available date preceding the related Reset Determination Date on which such rate was set forth in such release (or any successor release).

The Reference Rate shall be calculated by the Calculation Agent.

“2031 Securities Optional Redemption Period” means the period commencing on the date falling six calendar months prior to a Reset Date and ending on such Reset Date (both dates inclusive).

“H.15” means the weekly statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System, or any successor or replacement publication that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, and “most recent H.15” means the H.15 published closest in time but prior to 5:00 p.m. (New York City time) on the applicable Reset Determination Date.

“Reference Treasury” means, in respect of a Reset Period, the U.S. Treasury security or securities selected by the Company (following, where practicable, consultation with an investment bank or financial institution determined to be appropriate by the Company (which may be the Calculation Agent)) (i) with a maturity date on or about the last day of such Reset Period and (ii) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of five years.

“Reference Treasury Dealer” means, with respect to any Reset Determination Date, each of up to five banks selected by the Company (following, where practicable, consultation with an investment bank or financial institution determined to be appropriate by the Company (which may be the Calculation Agent)), or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S dollars.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Reset Determination Date, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices for the applicable Reference Treasury, expressed in each case as a percentage of its principal amount, quoted by the applicable Reference Treasury Dealer at 11:00 a.m. (New York City time), on such Reset Determination Date.

“Reference Treasury Price” means, with respect to any Reset Determination Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for such Reset Determination Date, after excluding the highest quotation (or, in the event of more than one highest quotation, one of the highest) and lowest quotation (or, in the event of more than one lowest quotation, one of the lowest), or (ii) if fewer than five but more than one such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if only one such Reference Treasury Dealer Quotation is received, then such quotation; each as quoted in writing to the Calculation Agent by a Reference Treasury Dealer.

“Reference Treasury Rate” means, with respect to any Reset Period, the rate per annum (expressed as a decimal) equal to the yield to maturity (on the relevant day count basis) of the Reference Treasury, assuming a price for the Reference Treasury (expressed as a percentage of its principal amount) equal to the Reference Treasury Price on the relevant Reset Determination Date.

The Company shall promptly give notice of the determination of the Reference Rate to the Trustee, the Paying Agent and the Holders; provided that failure to provide such notice shall have no impact on the effectiveness of, or otherwise invalidate, any such determination.

“Reset Date” means September 9, 2031, and each fifth (5th) anniversary date thereafter. If any Reset Date is not a Business Day, the Reset Date shall occur on the next succeeding Business Day. For the avoidance of doubt, if the Reset Date is not a Business Day and accordingly the Reset Date occurs on the next Business Day (the “Adjusted Reset Date”), then the semi-annual payment of interest (if any) on the next Interest Payment Date shall reflect interest for the entire interest period (including any portion of such interest period occurring between the originally scheduled Reset Date and the Adjusted Reset Date) at the interest rate determined based on the Adjusted Reset Date, and not at the interest rate that applied to the immediately preceding semi-annual interest period.

In addition to any other restrictions on payments of principal and interest contained in this Security and the Supplemental Indenture, no repayment of the principal amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority unless, at the time such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the HSBC Group.

Interest on the Securities shall be due and payable only at the sole discretion of the Company, and the Company shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date. If the Company does not make an interest payment in respect of the Securities on the relevant Interest Payment Date (or if the Company elects to make a payment of a portion, but not all, of such interest payment), such non-payment shall evidence the Company’s exercise of its discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) shall not be due and payable. For the avoidance of doubt, if the Company provides notice to cancel a portion, but not all, of an interest payment in respect of the Securities, and the Company subsequently does not make a payment of the remaining portion of such interest payment on the relevant Interest Payment Date, such non-payment shall evidence the Company’s exercise of its discretion to cancel such remaining portion of such interest payment, and accordingly such remaining portion of the interest payment shall also not be due and payable.

Interest shall only be due and payable on an Interest Payment Date to the extent it is not cancelled or deemed to have been cancelled (in each case, in whole or in part) in accordance with the provisions of this Security and as set forth in Sections 2.03(a) and 2.04 of the Supplemental Indenture, and any interest cancelled or deemed to have been cancelled (in each case, in whole or in part) pursuant to such Sections shall not be due and shall not accumulate or be payable at any time thereafter, and Holders and Beneficial Owners shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation.

Without prejudice to the foregoing paragraph or the provisions of Section 2.03 of the Supplemental Indenture or the prohibition contained in Rule 4.3(2) of Chapter 4 on the making of payments on the Securities before the Maximum Distributable Amount has been calculated, and subject to the extent permitted by the immediately following sentence in respect of partial interest payments in respect of this Security, the Company shall not make an interest payment in respect of this Security on any Interest Payment Date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable on such Interest Payment Date) if (i) the amount of Relevant Distributions exceeds the amount of Distributable Items as of such Interest Payment Date; (ii) the aggregate of (x) the interest amount payable in respect of the Securities and (y) the amounts of any distributions of the kind referred to in Rule 4.3(2) of Chapter 4 exceeds the Maximum Distributable Amount (if any) applicable to the Company as of such Interest Payment Date; (iii) the Solvency Condition is not satisfied in respect of such interest payment; or (iv) the Relevant Regulator orders the Company to cancel (in whole or in part) the interest otherwise payable on such Interest Payment Date.

The Company may, in its sole discretion, elect to make a partial interest payment in respect of this Security on any Interest Payment Date, only to the extent that such partial interest payment may be made without breaching the restriction in the immediately preceding sentence.

By its acquisition of the Securities, each Holder (which, for these purposes, includes each Beneficial Owner) acknowledges and agrees that (a) interest is payable solely at the discretion of the Company, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by the Company at the Company’s sole discretion and/or (y) deemed to have been cancelled (in whole or in part), including as a result of the Distributable Items or the Maximum Distributable Amount being exceeded, failing to satisfy the Solvency Condition under Section 2.04 or an order from the Relevant Regulator; and (b) a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture and this Security shall not constitute a default in payment or otherwise under the terms of this Security or the Indenture.

Payments of principal of and interest, if any, on this Security shall be made in dollars and such payments on this Security shall be made through one or more Paying Agents appointed under the Indenture to DTC or its nominee, as the Holder of this Security. Initially, the Paying Agent shall be HSBC Bank USA, National Association. The Company may change the Paying Agent without prior notice to the Holders, and in such an event the Company may act as Paying Agent. Payments of principal of and interest on this Security shall be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal, this Security is first surrendered to the Paying Agent.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture, as defined herein.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OF THE UNITED STATES OR THE UNITED KINGDOM.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

HSBC Holdings plc, as Issuer

By

Dated: [●]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of a series issued under the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee

By
Authorized Signatory

Dated: [●]

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities” and each, a “Security”) issued and to be issued under and governed by the Indenture, dated as of August 1, 2014 (herein called the “Base Indenture”), among the Company, The Bank of New York Mellon, London Branch, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Base Indenture) and HSBC Bank USA, National Association (“HBUS”), as Paying Agent and Registrar, as supplemented and amended by the Twelfth Supplemental Indenture, dated as of March 9, 2021 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Trustee and HBUS, as Paying Agent, Registrar and Calculation Agent, and reference is hereby made to the Indenture, the terms of which are incorporated herein by reference, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth in this Security, the former shall control for purposes of this Security.

This Security is one of the series designated on the face hereof, limited to a principal amount of $[●] which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to “this series” mean the series designated on the face hereof.

All payments made under or with respect to this Security shall be paid without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions, or withholdings whatsoever imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom (or any political subdivision or taxing authority thereof or therein having the power to tax) (each a “Taxing Jurisdiction”) unless required by law. If such deduction or withholding will at any time be required by the law of the Taxing Jurisdiction, the Company shall pay such additional amounts in respect of any payments of interest on the Securities (but not, for the avoidance of doubt, in respect of the payment of principal in respect of the Securities) (“Additional Amounts”) as may be necessary so that the net amounts (including Additional Amounts) paid to the Holders, after such deduction or withholding, shall be equal to the respective amounts of interest which the Holders would have been entitled to receive in respect of the Securities in the absence of such deduction or withholding; provided that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which: (i) would not be payable or due but for the fact that the Holder or Beneficial Owner is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction, or otherwise has some connection or former connection with the Taxing Jurisdiction other than the holding or ownership of a Security, or the collection of principal or interest payments on, or the enforcement of, a Security; (ii) would not be payable or due but for the fact that the certificate representing the relevant Securities (x) is presented for payment in the Taxing Jurisdiction or (y) is presented for payment more than thirty (30) days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such thirty (30) day period; (iii) would not have been imposed if presentation for payment of the certificate representing the relevant Securities had been made to a paying agent other than the paying agent to which the presentation was made; (iv) is imposed in respect of a Holder that is not the sole Beneficial Owner of the principal or the interest, or a portion of either, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment; (v) is imposed because of the failure to comply by the Holder or the Beneficial Owner or the Beneficial Owner of any payment on such Securities with a request from the

Company addressed to the Holder or the Beneficial Owner, including a written request from the Company related to a claim for relief under any applicable double tax treaty (x) to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the Holder or the Beneficial Owner or (y) to make any declaration or other similar claim to satisfy any information or reporting requirement, if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge; (vi) is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty assessment or other governmental charge; or (vii) is imposed in respect of any combination of the above items.

Whenever in this Security or the Indenture there is mentioned, in any context, the payment of any interest, if any, on or in respect of any Security, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this paragraph and in Section 10.04 of the Base Indenture, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this paragraph and in Section 10.04 of the Base Indenture, and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof or thereof where such express mention is not made.

Any amounts to be paid by the Company on this Security shall be paid net of any deduction or withholding imposed or required pursuant to (i) sections 1471 to 1474 of the Code or any associated regulations or other official guidance; (ii) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of clause (i); or (iii) any agreement pursuant to the implementation of clauses (i) or (ii) with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction (a “FATCA Withholding Tax”), and the Company shall not be required to pay Additional Amounts on account of any FATCA Withholding Tax.

Any Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under this Security and the Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the Paying Agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding shall not apply to payments made under this Security and the Indenture through the relevant clearing systems. In all cases, the Paying Agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent under this paragraph and Section 10.04(d) of the Base Indenture shall be treated as paid to the Holder, and the Company shall not pay Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this paragraph and Section 10.04 of the Base Indenture explicitly provide otherwise.

Subject to the limitations specified below and in Sections 2.11 and 2.12 of the Supplemental Indenture, the Company may, at the Company’s option in its sole discretion, redeem the Securities, in whole but not in part, on any Business Day during any 2031 Securities Optional Redemption Period at a redemption price equal to 100% of the principal amount of the Securities then Outstanding, together with any accrued and unpaid interest (which excludes any interest cancelled or deemed to have been cancelled as described on the face of this Security and in Sections 2.03 and 2.04 of the Supplemental Indenture) to (but excluding) the date fixed for redemption.

Subject to the limitations specified below and Section 2.12 of the Supplemental Indenture, the Company may, at the Company’s option in its sole discretion, redeem this Security, in whole but not in part, at a redemption price equal to 100% of the principal amount of this Security then Outstanding, together with any accrued and unpaid interest (which excludes any interest cancelled or deemed to have been cancelled as described on the face of this Security and in Sections 2.03 and 2.04 of the Supplemental Indenture) to (but excluding) the date fixed for redemption, if, at any time, the Company determines that as a result of a change in, or amendment to, the laws of a Taxing Jurisdiction, including any treaty to which the relevant Taxing Jurisdiction is a party, or a change in an official application or interpretation of those laws on or after the Issue Date, including a decision of any court or tribunal that becomes effective on or after the Issue Date: (i) on a subsequent date for the payment of interest on the Security the Company would be required to pay any Additional Amounts; (ii) if the Company were to seek to redeem the Security on a subsequent date (for which purpose no consideration shall be given as to whether or not the Company would otherwise be entitled to redeem the Security), the Company would be required to pay any Additional Amounts (notwithstanding the Company having made such endeavors as the Company considers reasonable); (iii) on a subsequent date for the payment of interest on the Security, interest payments (or the Company’s funding costs as recognized in the Company’s accounts) under, or with respect to, the Security are no longer fully deductible for UK corporation tax purposes; (iv) the Security would no longer be treated as loan relationships for UK tax purposes; (v) would, as a result of the Security being in issue, result in the Company not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped for applicable UK tax purposes (whether under the group relief system current as of the Issue Date or any similar system or systems having like effect as may from time to time exist); (vi) a future write-down of the principal amount of the Security or conversion of the Security into the Ordinary Shares would result in a UK tax liability, or the receipt of income or profit which would be subject to UK tax, which would not otherwise have been the case as of the Issue Date; or (vii) the Security or any part thereof become treated as a derivative or an embedded derivative for UK tax purposes (each such change (or deemed change) in tax law or regulation or the official application or interpretation thereof, a “Tax Event”).

Subject only to the Company’s obligation to use such endeavors as provided in clause (ii) of the immediately preceding paragraph and Section 2.09(a)(ii) of the Supplemental Indenture, it shall be sufficient for the Company to deliver to the Trustee an Officer’s Certificate stating that a Tax Event has occurred and is continuing and setting out the details thereof, as well as any opinion or certificate of an independent legal adviser on which such Officer’s Certificate is based. For these purposes, the Trustee and the Paying Agent shall accept such Officer’s Certificate without further enquiry as sufficient evidence of the existence of such circumstances and such Officer’s Certificate shall be conclusive and binding on the Holders and Beneficial Owners.

Subject to the limitations specified below and Section 2.12 of the Supplemental Indenture, the Company may, at the Company’s option in its sole discretion, redeem this Security, in whole but not in part, at a redemption price equal to 100% of the principal amount of this Security then Outstanding, together with any accrued and unpaid interest (which excludes any interest cancelled or deemed to have been cancelled as described on the face of this Security and in Sections 2.03 and 2.04 of the Supplemental Indenture) to (but excluding) the date fixed for redemption, if the Company determines, at any time after the Issue Date, there is a change in the regulatory classification of the Securities that results or shall result in either their (i) exclusion in whole or in part from the HSBC Group’s regulatory capital (other than as a consequence of an Automatic Conversion); or (ii) reclassification in whole or in part as a form of the HSBC Group’s regulatory capital that is lower than additional Tier 1 capital (a “Capital Disqualification Event”).

Any interest payments that have been cancelled or deemed cancelled pursuant to the terms of this Security and the Indenture shall not be payable if the Securities are redeemed pursuant to any of the four immediately preceding paragraphs.

Before the Company may redeem this Security pursuant to any of the preceding paragraphs relating to the Company’s rights of redemption or Sections 2.08, 2.09 and 2.10 of the Supplemental Indenture, the Company shall deliver via DTC prior notice of not less than thirty (30) days, nor more than sixty (60) days to the Holders provided, however, that in the case of a Tax Event, no notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay Additional Amounts were a payment in respect of the Securities then due. Such notice shall specify the Company’s election to redeem this Security and the date fixed for such redemption and shall be irrevocable except in the limited circumstances described in the remainder of this paragraph and clauses (b), (c) and (d) of Section 2.11 of the Supplemental Indenture. If the Company has delivered a notice of redemption pursuant to this paragraph or Section 2.11 of the Supplemental Indenture, but as of the date specified for redemption in such notice, the Solvency Condition is not satisfied in respect of the relevant redemption payment, such redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment in respect of the redemption amount shall be due and payable. If the Company has delivered a notice of redemption pursuant to this paragraph or Section 2.11 of the Supplemental Indenture, but prior to the payment of the redemption amount with respect to such redemption a Capital Adequacy Trigger Event occurs, such redemption notice shall be automatically rescinded and shall be of no force and effect, no payment in respect of the redemption amount shall be due and payable (and, for the avoidance of doubt, an Automatic Conversion shall occur after such Capital Adequacy Trigger Event pursuant to the terms of this Security and Section 2.15(a) of the Supplemental Indenture). If the Company has delivered a notice of redemption pursuant to this paragraph or Section 2.11 of the Supplemental Indenture, but prior to the payment of the redemption amount with respect to such redemption the Relevant UK Resolution Authority exercises its UK Bail-in Power with respect to the Company, such redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment in respect of the redemption amount shall be due and payable. If any of the events specified in each of the preceding three sentences occurs, the Company shall promptly deliver notice to the Holders via DTC and to the Trustee and the Paying Agent directly, specifying the occurrence of the relevant event.

Notwithstanding any other provision of this Security or the Supplemental Indenture, the Company may only redeem the Securities pursuant to any of the preceding paragraphs relating to the Company’s rights of redemption or Sections 2.08, 2.09 and 2.10 of the Supplemental Indenture only if (i) the Company has obtained the Relevant Supervisory Consent, (ii) in the case of a Special Event pursuant to Section 2.09 or Section 2.10 only, prior to the fifth anniversary of the Issue Date, if the Relevant Rules so oblige, the Company has demonstrated to the satisfaction of the Relevant Regulator that (x) the Special Event was not reasonably foreseeable at the Issue Date and (y) in the case of a Tax Event, such Tax Event was material or (z) in any relevant circumstances, the Company has demonstrated to the satisfaction of the Relevant Regulator that the Company has (or will have), before or at the same time as such redemption, replaced the Securities with its own funds instruments of equal or higher quality at terms that are sustainable for the Company’s income capacity, and the Relevant Regulator has permitted such action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances, (iii) the Company has complied with any alternative or additional pre-conditions to redemption, as applicable, set out in the Relevant Rules and (iv) the Company has provided notice in accordance with the immediately preceding paragraph or Section 2.11 of the Supplemental Indenture.

Notwithstanding any other provision of the Indenture, including Section 6.05 of the Base Indenture, members of the HSBC Group may purchase, repurchase or otherwise acquire any of the

Securities then Outstanding at the same or differing prices in the open market, negotiated transactions or otherwise without giving prior notice to or obtaining any consent from Holders, in accordance with the Relevant Rules and subject to obtaining the Relevant Supervisory Consent. For the avoidance of doubt, the Securities may be repurchased by members of the HSBC Group for market-making purposes in accordance with any permission given by the Relevant Regulator pursuant to the Relevant Rules (including, without limitation, Article 29(3) of Commission Delegated Regulation (EU) No. 241/2014, as it forms part of UK domestic law by virtue of the EUWA) within the limits prescribed in such permission.

If a Capital Adequacy Trigger Event has occurred, then the Automatic Conversion shall occur without delay, but no later than one (1) month following the date on which it is determined such Capital Adequacy Trigger Event has occurred (such date, the “Conversion Date”). Effective upon, and following, a Capital Adequacy Trigger Event, other than any amounts payable in the case of the Company’s winding-up or the appointment of an administrator for its administration pursuant to Section 5.01 of the Supplemental Indenture, Holders and Beneficial Owners shall not have any rights against the Company with respect to repayment of the principal amount of this Security or payments of interest or any other amount on, or in respect of, this Security, in each case that is not due and payable, which liabilities shall be automatically released. Accordingly, the principal amount of this Security shall equal zero at all times thereafter and any interest shall be cancelled or deemed to have been cancelled pursuant to the terms of this Security and Section 2.03 of the Supplemental Indenture at all times thereafter, including any interest in respect of an interest period ending on any Interest Payment Date falling between the date of a Capital Adequacy Trigger Event and the Conversion Date, and shall not be due and payable. Although the principal amount of each Security shall equal zero after a Capital Adequacy Trigger Event, for the avoidance of doubt, the Tradable Amount shall remain unchanged as a result of the Automatic Conversion.

The number of Conversion Shares to be issued to the Conversion Shares Depository on behalf of the Holders and Beneficial Owners (or the relevant recipient pursuant to Section 2.15 of the Supplemental Indenture) on the Conversion Date shall equal the quotient obtained by dividing the (i) aggregate principal amount of this Security then Outstanding immediately prior to the Automatic Conversion on the Conversion Date (the “Outstanding Amount”) by (ii) the Conversion Price, rounded down, if necessary, to the nearest whole number of Conversion Shares. The number of Conversion Shares to be held by the Conversion Shares Depository for the benefit of a Holder shall equal the product obtained by multiplying (i) the number of Conversion Shares thus calculated by (ii) the quotient obtained by dividing (x) the Tradable Amount held by such Holder on the Conversion Date by (y) the Outstanding Amount, such product to be rounded down, if necessary, to the nearest whole number of Conversion Shares. Fractions of Conversion Shares shall not be issued following an Automatic Conversion and no cash payment shall be made in lieu thereof.

Effective upon, and following, an Automatic Conversion, all of the Company’s obligations under this Security shall be irrevocably and automatically released in consideration of the Company’s issuance of the Conversion Shares to the Conversion Shares Depository on behalf of the Holders and Beneficial Owners (or the relevant recipient pursuant to Section 2.15 of the Supplemental Indenture), in accordance with the terms of the Securities and the Indenture, and under no circumstances shall such released obligations be reinstated.

This Security shall remain in existence until the applicable Cancellation Date for the sole purpose of evidencing the Holders’ and Beneficial Owners’ right to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository (or such other relevant recipient, as applicable) in accordance with the terms of this Security.

The procedures with respect to an Automatic Conversion are set forth in this Security and the Supplemental Indenture, including Section 2.15 thereof. Such procedures are subject to change to reflect changes in DTC practices, and the Company may make changes to the procedures set forth in this Security and Section 2.15 of the Supplemental Indenture to the extent reasonably necessary, in the opinion of the Company, to reflect such changes in DTC practices.

The Holders and Beneficial Owners shall not at any time have the option to convert to this Security into Conversion Shares.

Notwithstanding anything to the contrary contained in the Indenture or this Security, once the Company has delivered an Automatic Conversion Notice following the occurrence of a Capital Adequacy Trigger Event (or following an Automatic Conversion (if sooner)), (i) subject to the right of Holders and Beneficial Owners pursuant to Section 4.03 of the Supplemental Indenture in the event of a failure by the Company to issue and deliver any Conversion Shares to the Conversion Shares Depository on the Conversion Date, the Holders and Beneficial Owners shall have no rights whatsoever under the Indenture or this Security to instruct the Trustee or the Paying Agent to take any action whatsoever and (ii) as of the date of the Automatic Conversion Notice, except for any indemnity and/or security provided by any Holder or by any Beneficial Owner in such direction or related to such direction, any direction previously given to the Trustee by any Holders or by any Beneficial Owners shall cease automatically and shall be null and void and of no further effect; except in each case of (i) and (ii) of this sentence, with respect to any rights of Holders or Beneficial Owners with respect to any payments under this Security that were unconditionally due and payable prior to the date of the Automatic Conversion Notice or unless the Trustee or the Paying Agent is instructed in writing by the Company to act otherwise.

Neither the Trustee nor the Paying Agent shall be liable with respect to (i) the calculation or accuracy of the Non-transitional CET1 Ratio in connection with the occurrence of a Capital Adequacy Trigger Event and the timing of such Capital Adequacy Trigger Event, (ii) the failure of the Company to post or deliver the underlying Non-transitional CET1 Ratio calculations of a Capital Adequacy Trigger Event to DTC, the Holders or the Beneficial Owners or (iii) any aspect of the Company’s decision to deliver an Automatic Conversion Notice or the related Automatic Conversion.

Notwithstanding any other provision herein, by its acquisition of this Security, each Holder (which, for these purposes, includes each Beneficial Owner) (i) consents to all of the terms and conditions of the Securities, including (x) the occurrence of a Capital Adequacy Trigger Event and any related Automatic Conversion following a Capital Adequacy Trigger Event and (y) the appointment of the Conversion Shares Depository (or to the relevant recipient pursuant to Section 2.15 of the Supplemental Indenture), the issuance of the Conversion Shares to the Conversion Shares Depository on behalf of the Holders and Beneficial Owners (or to the relevant recipient pursuant to Section 2.15 of the Supplemental Indenture) and the potential sale of the Conversion Shares pursuant to a Conversion Shares Offer, (ii) acknowledges and agrees that effective upon, and following, a Capital Adequacy Trigger Event, other than any amounts payable in the case of the Company’s winding-up or the appointment of an administrator for its administration pursuant to Section 5.01 of the Supplemental Indenture, no Holder shall have any rights against the Company with respect to repayment of the principal amount of this Security or payment of interest or any other amount on or in respect of this Security, in each case that is not due and payable, which liabilities of the Company shall be automatically released, (iii) acknowledges and agrees that events in, and related to, clause (i) may occur without any further action on the part of such Holder, the Trustee or the Paying Agent, (iv) authorizes, directs and requests DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the Automatic Conversion without any further action or direction on the part of such Holder, the Trustee or the Paying Agent and (v) waives, to the extent permitted by the Trust Indenture Act, any claim against the Trustee arising out of its acceptance of its trusteeship for the Securities, including, without limitation, claims related to or arising out of or in connection with a Capital Adequacy Trigger Event and/or any Automatic Conversion.

Following the occurrence of an Automatic Conversion, the Company, in its sole and absolute discretion, may elect in the Conversion Shares Office Notice that the Conversion Shares Depository make an offer of all or some of the Conversion Shares to all or some of the Shareholders at a cash price per Conversion Share equal to the Conversion Shares Offer Price (the “Conversion Shares Offer”), subject to, and in accordance with, the terms of the Indenture.

The Conversion Price and the Conversion Shares Offer Price shall be subject to adjustment as provided in Article III of the Supplemental Indenture.

If the Company elects, in its sole and absolute discretion, that a Conversion Shares Offer be conducted, each Holder (which, for these purposes, includes each Beneficial Owner, by its acquisition of this Security, shall: (i) consent to (x) any Conversion Shares Offer and to the Conversion Shares Depository’s using the Conversion Shares to settle any Conversion Shares Offer in accordance with the terms of this Security, notwithstanding that such Conversion Shares are held by the Conversion Shares Depository on behalf of Holders and Beneficial Owners and (y) the transfer of the beneficial interest it holds in the Conversion Shares to the Conversion Shares Depository in connection with the Conversion Shares Offer in accordance with the terms of this Security, and (ii) irrevocably agree that (x) the Company, the Conversion Shares Depository (or the relevant recipient pursuant to Section 2.15 of the Supplemental Indenture) and the Conversion Shares Offer Agent, if any, may take any and all actions necessary to conduct the Conversion Shares Offer in accordance with the terms of the Securities, and (y) none of the Company, the Trustee, the Paying Agent, the Conversion Shares Depository or the Conversion Shares Offer Agent, if any, shall, to the extent permitted by applicable law, incur any liability to the Holders or Beneficial Owners in respect of the Conversion Shares Offer (except for the obligations of the Conversion Shares Depository in respect of the Holders’ and Beneficial Owners’ entitlement to any Conversion Shares Offer Consideration).

Delivery of the Conversion Shares or Conversion Shares Offer Consideration, as applicable, to the Holders and Beneficial Owners shall be made in accordance with the procedures set forth in Section 2.18 of the Supplemental Indenture, which remain subject to change to reflect changes in DTC’s practices.

By its acquisition of the Securities, each Holder (which, for these purposes, includes each Beneficial Owner): (i) acknowledges, accepts, consents and agrees, notwithstanding any other term of the Securities, the Indenture or any other agreements, arrangements or understandings between the Company and any Holder, to be bound by: (x) the effect of the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority, in relation to any Security that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due; (ii) the conversion of all, or a portion, of the Amounts Due into the Company’s or another Person’s ordinary shares, other securities or other obligations (and the issue to, or conferral on, the Holder of such ordinary shares, other securities or other obligations), including by means of an amendment, modification or variation of the terms of the Securities or the Indenture; (iii) the cancellation of the Securities; and/or (iv) the amendment or alteration of the redemption date of the Securities or amendment of the amount of interest payable on the Securities, or the Interest Payment Dates, including by suspending payment for a temporary period; and (y) the variation of the terms of the Securities or the Indenture, if necessary, to give effect to the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority and (ii) consents to the exercise of any UK Bail-in Power as it may be imposed without any prior notice by the Relevant UK Resolution Authority of its decision to exercise such power with respect to the Securities.

Notwithstanding anything to the contrary in the Indenture or this Security, including Article 9 of the Base Indenture, the Company hereby agrees that it shall not amend the immediately preceding paragraph or Section 2.20(a) of the Supplemental Indenture without the prior consent of the Relevant Regulator.

By its acquisition of the Securities, each Holder (which, for these purposes, includes each Beneficial Owner): (i) acknowledges and agrees that neither a Capital Adequacy Trigger Event, an Automatic Conversion, a reduction or cancellation, in part or in full, of the Amounts Due (including pursuant to Sections 2.03 and 2.04 of the Supplemental Indenture), the conversion thereof into another security or obligation of the Company or another Person, as a result of the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Securities, nor the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Securities shall give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; (ii) to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Securities; (iii) acknowledges and agrees that, upon the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority (a) the Trustee shall not be required to take any further directions from Holders under Section 5.12 of the Base Indenture and (b) none of the Base Indenture or the Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority; and (iv) shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the exercise of any UK Bail-in Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder, the Trustee or the Paying Agent.

Upon the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Securities, the Company shall provide a written notice to Holders through DTC as soon as practicable regarding such exercise of the UK Bail-in Power. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

The Company’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Base Indenture shall survive any Automatic Conversion with respect to this Security.

It is the Parties’ intention that the Company’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Base Indenture shall survive any exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to this Security.

In addition to the right to enter into supplemental indentures pursuant to Sections 9.01 and 9.02 of the Base Indenture, the Company and the Trustee may enter into one or more indentures supplemental to the Indenture to modify and amend the terms of the Indenture or this Security, without the further consent of any Holders, to the extent necessary to give effect to the exercise by the Relevant UK Resolution Authority of the UK Bail-in Power.

The exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to this Security shall not constitute a Winding-Up Event or a Non-Payment Event.

A “Winding-Up Event” shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which the Company may be organized) makes an order for the winding-up of the

Company which is not successfully appealed within thirty (30) days of the making of such order, (ii) the Shareholders of the Company adopt an effective resolution for the winding-up of the Company (other than , in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of the Company, the administrator gives notice that it intends to declare and distribute a dividend.

If a Winding-Up Event occurs before the occurrence of a Capital Adequacy Trigger Event, the principal amount of the Securities shall become immediately due and payable, without the need of any further action on the part of the Trustee, the Holders or any other Person.

If the Company fails to pay any amount that has become due and payable under the Securities, the Paying Agent shall notify the Trustee and, if such failure continues for fourteen (14) days, the Trustee may provide a written notice of such failure to the Company. If within a period of fourteen (14) days following the provision of such notice, the failure continues and has not been cured nor waived (a “Non-Payment Event”), the Trustee may, at its discretion in accordance with the Indenture, and without further notice to the Company, institute proceedings in England (or such other jurisdiction in which the Company may be organized) (but not elsewhere) for the winding-up of the Company and/or prove in a winding-up of the Company and/or claim in a liquidation or administration of the Company. For the avoidance of doubt, if, pursuant to the terms of this Security or Section 2.03 or 2.04 of the Supplemental Indenture, the Company cancels any interest payment in respect of any Interest Payment Date or if such interest payment is deemed to have been cancelled (in each case, in whole or in part), then such interest payment shall not be due and payable in respect of such Interest Payment Date, and no Non-Payment Event under the Securities shall occur or be deemed to have occurred as a result of such cancellation or deemed cancellation (in each case, in whole or in part).

In addition to the remedies for a Non-Payment Event provided in Section 4.02 of the Supplemental Indenture, the Trustee may without further notice institute such proceedings against the Company as it may deem fit to enforce any term, obligation or condition binding upon the Company under the Securities or the Indenture (other than any payment obligation of the Company under or arising from the Securities or the Indenture, including payment of any principal or interest, including Additional Amounts) (such obligation, a “Performance Obligation”); provided the sole and exclusive remedy that the Trustee (acting on behalf of the Holders) and/or the Holders may seek under the Securities and the Indenture is specific performance under the laws of the State of New York; provided further that to the extent any judgment or other award given in such proceedings requires the payment of money by the Company, whether by way of damages or otherwise (a “Monetary Judgment”), the Trustee (acting on behalf of the Holders) and/or the Holders may not enforce, and shall not be entitled to enforce, or otherwise claim such Monetary Judgment against the Company, except by proving such Monetary Judgment in the winding-up or administration of the Company. For the avoidance of doubt, any breach by the Company of any Performance Obligation shall not confer upon the Trustee (acting on behalf of the Holders) and/or the Holders any claim other than specific performance and the Company shall not be obliged to pay any sum or sums, in cash or otherwise (including damages), as a consequence of the institution of any such proceedings, except where a Holder proves any Monetary Judgment in the Company’s winding-up or administration.

Other than the limited remedies specified in this Security and Article IV of the Supplemental Indenture, and subject to the second paragraph following this sentence, no remedy against the Company shall be available to the Trustee (acting on behalf of the Holders) and to the Holders and Beneficial Owners, whether for the recovery of amounts owing in respect of this Security or under the Indenture, or in respect of any breach by the Company of any of the Company’s obligations under or in respect of the terms of this Security or under the Indenture in relation thereto; provided, however, that the Company’s obligations to the Trustee under Section 6.07 of the Base Indenture and the Trustee’s rights to have money collected applied first to pay amounts due to it under such Section pursuant to Section 5.06 of the Base Indenture expressly survive any Default and are not subject to the subordination provisions of Section 5.01 of the Supplemental Indenture and the corresponding provisions of this Security.

In the case of a Default under this Security, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. A “Default” shall occur (i) upon the occurrence of a Winding-Up Event that occurs before the Conversion Date or (ii) upon the occurrence of a Non-Payment Event or (iii) upon a breach by the Company of a Performance Obligation. Neither a Capital Adequacy Trigger Event, an Automatic Conversion, a reduction or cancellation, in part or in full, of the Amounts Due in accordance with the terms of the Indenture and this Security, the conversion of the Securities into another security or obligation of the Company or another person, as a result of the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Securities, nor the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to this Security shall be stated to be an Event of Default or a Default.

Notwithstanding the limitations on remedies specified in this Security and under Article IV of the Supplemental Indenture, (i) the Trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the Holders and Beneficial Owners under the provisions of the Indenture, and (ii) nothing shall impair the right of a Holder or Beneficial Owner under the Trust Indenture Act, absent such Holder’s or Beneficial Owner’s consent, to sue for any payment due and unpaid with respect to this Security; provided that, in the case of (i) and (ii) above, any payments in respect of, or arising from, this Security, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of this Security, shall be subject to the subordination provisions set forth in Section 5.01 of the Supplemental Indenture and the corresponding provisions of this Security.

Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding may on behalf of the Holders of all of the Securities waive any past Default that results from a breach by the Company of a Performance Obligation; provided that (i) a Default in respect of a Performance Obligation, the modification or amendment of which would require the consent of each Holder affected by it or (ii) any past Default that results from a Winding-Up Event or a Non-Payment Event, in either case, will require the waiver of each Holder affected by such Default. Upon the occurrence of any waiver permitted by the immediately preceding sentence, such Default shall cease to exist, and any Default with respect to any series arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of the Base Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

This Security shall constitute the Company’s direct, unsecured and subordinated obligations, ranking equally without any preference among themselves. The rights and claims of the Holders and Beneficial Owners in respect of or arising from this Security shall be subordinated to the claims of Senior Creditors. If (x) an order is made, or an effective resolution is passed, for the winding-up of the Company (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation of the Company, the terms of which reorganization, reconstruction or amalgamation (i) have previously been approved in writing by a majority of the Holders and (ii) do not provide that this Security shall thereby become redeemable or repayable in accordance with the terms of this Security); or (y) following the appointment of an administrator for the Company’s administration, the administrator declares, or gives notice that it intends to declare and distribute, a dividend, then (i) if such events specified in (x) or (y) occur prior to the date on which a Capital Adequacy Trigger Event occurs, there shall be payable by the Company in respect of this Security (in lieu of any other payment by the Company), such amount, if any, as would have been payable to a Holder if, on the day prior to the commencement of such winding-up or such administration and thereafter, such Holder were the holder of the most senior class of preference shares in the Company’s capital, having an equal right to a return of assets in such winding-up or such administration to, and so ranking pari passu with, the holders of such class of preference shares (if any) from time to time issued by the Company that has a preferential right to a return of assets in such winding-up or such administration, and so ranking ahead of the holders of all other classes of issued shares for the time being in the Company’s capital, but ranking junior to the claims of Senior Creditors, and on the assumption that the amount that such Holder was entitled to receive in respect of such senior preference shares, on a return of assets in such winding-up or such administration, were an amount equal to the principal amount of the relevant Security, together with any accrued and unpaid interest thereon (to the extent not cancelled or deemed to have been cancelled) and any Monetary Judgment (if payable); and (ii) if such events specified in (x) or (y) above occur on or after the date on which a Capital Adequacy Trigger Event occurs but prior to the Conversion Date, there shall be payable by the Company in respect of this Security (in lieu of any other payment by the Company) such amount, if any, as would have been payable to a Holder on a return of assets in such winding-up or such administration if the Conversion Date in respect of an Automatic Conversion had occurred immediately prior to the occurrence of such events specified in (x) or (y) above (and as a result, such Holder were the holder of such number of Ordinary Shares as such Holder would have been entitled to receive on the Conversion Date, ignoring for these purposes the Company’s right to elect to make a Conversion Shares Offer).

Other than in the event of a winding-up or administration of the Company as described in the immediately preceding paragraph, payments in respect of or arising from this Security shall be conditional (i) upon the Company’s being solvent at the time of payment by the Company, and (ii) in that no sum in respect of or arising from this Security may fall due and be paid except to the extent that the Company could make such payment and still be solvent immediately thereafter (such condition, the “Solvency Condition”). For purposes of determining whether the Solvency Condition is met, the Company shall be considered to be solvent at a particular point in time if (i) it is able to pay its debts owed to Senior Creditors as they fall due and (ii) the Balance Sheet Condition has been met. A certificate by the Auditors as to whether or not the Solvency Condition is met, on the basis of the information provided to the Auditors by the Company, will, in the absence of manifest error, be treated by the Company, the Trustee, the Holders, the Beneficial Owners and all other interested parties as correct and sufficient evidence thereof.

The Indenture contains provisions permitting the Company and the Trustee (i) without the consent of the Holders of any Contingent Capital Securities issued under the Indenture to execute one or more supplemental indentures for certain enumerated purposes, such as to cure any ambiguity or to secure the Securities, and (ii) with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Contingent Capital Securities of each series of Contingent Capital Securities affected thereby, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of Holders under the Indenture; provided that, with respect to certain enumerated provisions, no such supplemental indenture may be entered into without the consent of the Holder of each Outstanding Contingent Capital Security affected thereby. The Indenture also permits the Holders of at least a majority in aggregate principal amount of the Outstanding Contingent Capital Securities of each series to be affected, on behalf of the Holders of all Contingent Capital Securities of such series, to waive compliance by the Company with certain restrictive provisions of the Indenture. Any such consent or waiver by the Holder of this Security shall bind every future Holder of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Securities.

No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (a) such Holder has previously given written notice to the Trustee of a continuing Default specifying such Default and stating that such notice is a “Notice of Default” under the Indenture; (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of this series shall have made written request to the Trustee to institute proceedings in respect of such Default in its own name, as Trustee hereunder; (c) such Holder has offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities to be incurred in compliance with such request; (d) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (e) no direction inconsistent with such written request has been given to the Trustee during such sixty-day (60-day) period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of this series; it being understood and intended that no one or more Holders of this series shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other such Holders or holders, or to obtain or to seek to obtain priority or preference over any other such Holders or holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of this series.

Subject to the terms of the Indenture, the Depository may surrender this Global Security or any portion thereof in exchange in whole or in part for definitive Security on such terms as are acceptable to the Company and the Depository. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver such definitive Securities to the Registrar. In turn, the Registrar shall deliver such definitive Securities, without service charge, as provided in the Indenture.

All covenants and agreements in the Base Indenture, as supplemented and amended by the Supplemental Indenture, by the Company shall bind its successors and assigns, whether so expressed or not.

Any Holder (which, for these purposes, includes each Beneficial Owner) that acquires the Securities in the secondary market and any successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of any Holder or any Beneficial Owner shall be deemed to acknowledge, accept, agree to be bound by and consent to the same provisions specified herein and in the Indenture to the same extent as the Holders or the Beneficial Owners that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities related to the UK Bail-in Power and related to a Capital Adequacy Trigger Event.

This Security and the Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, except that Article V of the Supplemental Indenture and the corresponding provision in this Security are governed by, and construed in accordance with, the laws of England and Wales.

Exhibit B

Form of Automatic Conversion Notice1

NOTICE TO DTC, THE TRUSTEE AND THE PAYING AGENT AND FOR PUBLICATION AS A NOTICE TO HOLDERS AND BENEFICIAL OWNERS

[HSBC Holdings plc Letterhead]

To: The Depository Trust Company 55 Water Street, 25th Floor New York, NY 10041-0099 Attn: Mandatory Reorganization Department Fax: +1 (212) 855-5488 Email: mandatoryreorgannouncements@dtcc.com

The Bank of New York Mellon Merck House Seldown Poole, Dorset BH15 1PX United Kingdom Attn: International Corporate Trust Services Email: corpsov2@bnymellon.com Fax: 01202 689600 Tel: 01202 689978	The Bank of New York Mellon 101 Barclay Street Floor 7-E New York, New York 10286 United States of America Attn: International Corporate Trust Fax: +1 (212) 815-5366

HSBC Bank USA, National Association

452 Fifth Avenue, 8E6

New York, New York 10018

United States of America

Attention: Corporate Trust and Loan Agency

Telephone: (212) 525-1592

Facsimile: (212) 525-1300

Re: HSBC Holdings plc $1,000,000,000 4.700% Perpetual Subordinated Contingent Convertible Securities (Callable During Any 2031 Securities Optional Redemption Period) (CUSIP: 404280 CQ0, ISIN: US404280CQ03) – Notice to DTC, the Trustee, the Paying Agent, Holders and Beneficial Owners of the Occurrence of a Capital Adequacy Trigger Event

This notice is in relation to HSBC Holdings plc’s (the “Company”) $1,000,000,000 4.700% Perpetual Subordinated Contingent Convertible Securities (Callable During Any 2031 Securities Optional Redemption Period) (CUSIP: 404280 CQ0, ISIN: US404280CQ03) issued on March 9, 2021 (the “Securities”) pursuant to the Contingent Capital Securities Indenture, dated as of August 1, 2014 (as amended and supplemented from time to time), among the Company, The Bank of New York Mellon, London Branch, as trustee (the “Trustee”), and HSBC Bank USA, National Association (“HBUS”), as registrar and paying agent, as supplemented by the Twelfth Supplemental Indenture, dated March 9, 2021, among the Company, the Trustee and HBUS, as registrar, paying agent and calculation agent (together, the “Indenture”), and pursuant to the prospectus supplement dated March 2, 2021, supplementing the prospectus dated February 26, 2021. Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Indenture.

[1]

Note: Addresses to be reconfirmed prior to when notice is sent; subject to modification if Securities are in definitive form and to changes in DTC (or successor clearing system) policies and procedures

B-1

The Company hereby notifies DTC, the Holders and Beneficial Owners that a Capital Adequacy Trigger Event has occurred with respect to the Securities. Such Capital Adequacy Trigger Event has occurred because the Non-transitional CET1 Ratio as of [Date of Capital Adequacy Trigger Event] was less than 7.0% .

Upon the occurrence of a Capital Adequacy Trigger Event, the terms of the Securities provide for an Automatic Conversion of the Securities on the Conversion Date, which [was] [is expected to be] [Conversion Date], based on the Conversion Price, which is [Conversion Price]. Upon the Automatic Conversion, all of the Company’s obligations under the Securities shall be irrevocably and automatically released in consideration of the Company’s issuance of ordinary shares of the Company (the “Conversion Shares”) to the Conversion Shares Depository on behalf of the Holders and Beneficial Owners (or other relevant recipient). However, the terms of the Securities provide that the Securities shall remain in existence until the applicable Settlement Date for the sole purpose of evidencing a right to receive Conversion Shares or the Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities).

In addition, the terms of the Securities provide that the Company may, in its sole and absolute discretion, elect that a Conversion Shares Offer be conducted. Within ten (10) Business Days of the Conversion Date, the Company shall deliver to DTC, the Holders and the Beneficial Owners a Conversion Shares Offer Notice specifying, among other things, whether or not the Company has elected that a Conversion Shares Offer be conducted and the Suspension Date. The Securities may continue to trade until the Suspension Date.

Accordingly, the Company hereby instructs DTC to indicate to all participants that payments of principal and interest are no longer payable under the Securities as of [Date of Capital Adequacy Trigger Event] and that the Securities shall have no further entitlement to interest or principal as of such date by making a note to that effect in its systems.

The Company further requests DTC to post this notice on its Reorganization Inquiry for Participants System (or such other system as DTC uses for providing notices to holders of securities).

Should DTC, any Holder or any Beneficial Owner have any inquiries, please contact:

[HSBC Contact Person]

[Telephone]

[Fax]

[Email]

B-2

Exhibit C

Form of Capital Adequacy Trigger Event Officers’ Certificate

HSBC HOLDINGS PLC

Capital Adequacy Trigger Event Officers’ Certificate

This Capital Adequacy Trigger Event Officers’ Certificate is being delivered in relation to HSBC Holdings plc’s (the “Company”) $1,000,000,000 4.700% Perpetual Subordinated Contingent Convertible Securities (Callable During Any 2031 Securities Optional Redemption Period) (CUSIP: 404280 CQ0, ISIN: US404280CQ03) issued on March 9, 2021 (the “Securities”) pursuant to the Contingent Capital Securities Indenture, dated as of August 1, 2014 (as amended and supplemented from time to time, the “Base Indenture”), among the Company, The Bank of New York Mellon, London Branch, as trustee (the “Trustee”), and HSBC Bank USA, National Association (“HBUS”), as registrar and paying agent, as supplemented by the Twelfth Supplemental Indenture (the “Supplemental Indenture”), dated March 9, 2021, among the Company, the Trustee and HBUS, as registrar, paying agent and calculation agent, and pursuant to the prospectus supplement dated March 2, 2021, supplementing the prospectus dated February 26, 2021 (together, the “Prospectus”). Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Indenture.

Pursuant to Section 1.02 of the Base Indenture and Section 2.15(b) of the Supplemental Indenture, the undersigned, being Authorized Officers and authorized by the Company to give this certificate, each hereby certify as follows:

(a)

I have read the provisions of the Base Indenture and those of the Supplemental Indenture, setting forth certain provisions in respect of the occurrence of a Capital Adequacy Trigger Event, including Section 2.15(b) of the Supplemental Indenture, and the definitions relating thereto;

(b)	I have reviewed such corporate records and such other documents as I have deemed necessary as a basis for the opinion hereinafter expressed;

(c)	I have also made such other examinations and investigations as I have deemed necessary to enable me to express an informed opinion as to the matters set forth in (d) below; and

(d)

a Capital Adequacy Trigger Event has occurred with respect to the Securities. Such Capital Adequacy Trigger Event has occurred because the Non-transitional CET1 Ratio as of [Date of Capital Adequacy Trigger Event], as calculated by the Company in accordance with the Indenture and the Securities on such date, was less than 7.0%.

Concurrently with the delivery of this Capital Adequacy Trigger Event Officers’ Certificate, the Company is delivering to DTC an Automatic Conversion Notice as a notice to DTC and for publication as a notice to Holders and Beneficial Owners in the form set forth in Exhibit B to the Supplemental Indenture.

The Trustee is entitled to conclusively rely on and accept this Capital Adequacy Trigger Event Officers’ Certificate without any duty whatsoever of further inquiry as sufficient and conclusive evidence of the occurrence of a Capital Adequacy Trigger Event, and this Capital Adequacy Trigger Event Officers’ Certificate shall be conclusive and binding on the Trustee, the Paying Agent, the Holders (as defined in the Base Indenture) and Beneficial Owners (as defined in the Supplemental Indenture).

C-1

Dated: [●]

HSBC HOLDINGS PLC

By:
Name:
Title:

By:
Name:
Title:

C-2

Exhibit D

Form of Conversion Shares Offer Notice2

NOTICE TO DTC, THE TRUSTEE AND THE PAYING AGENT AND FOR PUBLICATION AS A NOTICE TO HOLDERS AND BENEFICIAL OWNERS

[HSBC Holdings plc Letterhead]

To: The Depository Trust Company 55 Water Street, 25th Floor New York, NY 10041-0099 Attn: Mandatory Reorganization Department Fax: +1 (212) 855-5488 Email: mandatoryreorgannouncements@dtcc.com

The Bank of New York Mellon Merck House Seldown Poole, Dorset BH15 1PX United Kingdom Attn: International Corporate Trust Services Email: corpsov2@bnymellon.com Fax: 01202 689600 Tel: 01202 689978	The Bank of New York Mellon 101 Barclay Street Floor 7-E New York, New York 10286 United States of America Attn: International Corporate Trust Fax: +1 (212) 815-5366

HSBC Bank USA, National Association

452 Fifth Avenue, 8E6

New York, New York 10018

United States of America

Attention: Corporate Trust and Loan Agency

Telephone: (212) 525-1592

Facsimile: (212) 525-1300

Re: HSBC Holdings plc $1,000,000,000 4.700% Perpetual Subordinated Contingent Convertible Securities (Callable During Any 2031 Securities Optional Redemption Period) (CUSIP: 404280 CQ0, ISIN: US404280CQ03) – Notice to DTC, the Trustee, the Paying Agent, Holders and Beneficial Owners of [Election to Conduct a Conversion Shares Offer][Election Not to Conduct a Conversion Shares Offer]

This notice is in relation to HSBC Holdings plc’s (the “Company”) $1,000,000,000 4.700% Perpetual Subordinated Contingent Convertible Securities (Callable During Any 2031 Securities Optional Redemption Period) (CUSIP: 404280 CQ0, ISIN: US404280CQ03) issued on March 9, 2021 (the “Securities”) pursuant to the Contingent Capital Securities Indenture, dated as of August 1, 2014 (as amended and supplemented from time to time), among the Company, The Bank of New York Mellon, London Branch, as trustee (the “Trustee”), and HSBC Bank USA, National Association (“HBUS”), as registrar and paying agent, as supplemented by the Twelfth Supplemental Indenture, dated March 9, 2021,

[2]

Note: Addresses to be reconfirmed prior to when notice is sent; subject to modification if Securities are in definitive form and to changes in DTC (or successor clearing system) policies and procedures.

D-1

among the Company, the Trustee and HBUS, as registrar, paying agent and calculation agent (together, the “Indenture”), and pursuant to the prospectus supplement dated March 2, 2021, supplementing the prospectus dated February 26, 2021 (together, the “Prospectus”). Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Indenture.

The Company hereby notifies DTC, the Holders and the Beneficial Owners that it has elected that a Conversion Shares Offer [not] be conducted. The Conversion Shares Offer Period shall extend from the date of this notice until [Date]3. [[Name of Conversion Shares Depository] has been appointed as Conversion Shares Depository for the Conversion Shares Offer.]4

In addition, the Company hereby notifies DTC, the Holders and the Beneficial Owners that the Suspension Date shall be [Suspension Date]5. Accordingly, the Company hereby instructs DTC to implement a “chill” on the clearance and settlement of the Securities on the Suspension Date. As described in the Prospectus, Holders and Beneficial Owners shall not be able to settle the transfer of any Securities through DTC following the Suspension Date, and any sale or other transfer of the Securities that a Holder or Beneficial Owner may have initiated prior to the commencement to the Suspension Date that is scheduled to settle after the Suspension Date shall be rejected by DTC and shall not be settled within DTC.

The Company further requests DTC to post this notice on its Reorganization Inquiry for Participants System (or such other system as DTC uses for providing notices to holders of securities).

Should DTC, any Holder or any Beneficial Owner have any inquiries, please contact:

[HSBC Contact Person]

[Telephone]

[Fax]

[Email]

[3]	Note: Insert the date that the Conversion Shares Offer expires, which shall be no later than forty (40) business days after the delivery of this Conversion Shares Offer Notice.
[4]

Note: If the Company has been unable to appoint a Conversion Shares Depository, it shall also include in this notice such other arrangements for the issuance and/or delivery of the Conversion Shares or the Conversion Shares Offer Consideration, as applicable, to the holders of the Securities as it has put in place.

[5]

Note: The Suspension Date is the date on which DTC shall suspend all clearance and settlement of the Securities, which date shall be no later than thirty-eight (38) Business Days after the delivery of the Conversion Shares Offer Notice and at least two (2) Business Days prior to the end of the Conversion Shares Offer Period, if any).

D-2

Exhibit E

Form of Automatic Conversion Settlement Request Notice6

NOTICE TO DTC, THE TRUSTEE AND THE PAYING AGENT AND FOR PUBLICATION AS A NOTICE TO HOLDERS AND BENEFICIAL OWNERS

[HSBC Holdings plc Letterhead]

To: The Depository Trust Company 55 Water Street, 25th Floor New York, NY 10041-0099 Attn: Mandatory Reorganization Department Fax: +1 (212) 855-5488 Email: mandatoryreorgannouncements@dtcc.com

The Bank of New York Mellon Merck House Seldown Poole, Dorset BH15 1PX United Kingdom Attn: International Corporate Trust Services Email: corpsov2@bnymellon.com Fax: 01202 689600 Tel: 01202 689978	The Bank of New York Mellon 101 Barclay Street Floor 7-E New York, New York 10286 United States of America Attn: International Corporate Trust Fax: +1 (212) 815-5366

HSBC Bank USA, National Association

452 Fifth Avenue, 8E6

New York, New York 10018

United States of America

Attention: Corporate Trust and Loan Agency

Telephone: (212) 525-1592

Facsimile: (212) 525-1300

Re: HSBC Holdings plc $1,000,000,000 4.700% Perpetual Subordinated Contingent Convertible Securities (Callable During Any 2031 Securities Optional Redemption Period) (CUSIP: 404280 CQ0, ISIN: US404280CQ03) – Notice to DTC, the Trustee, the Paying Agent, Holders and Beneficial Owners Requesting that Holders and Beneficial Owners Complete an Automatic Conversion Settlement Notice

This notice is in relation to HSBC Holdings plc’s (the “Company”) $1,000,000,000 4.700% Perpetual Subordinated Contingent Convertible Securities (Callable During Any 2031 Securities Optional Redemption Period) (CUSIP: 404280 CQ0, ISIN: US404280CQ03) issued on March 9, 2021 (the “Securities”) pursuant to the Contingent Capital Securities Indenture, dated as of August 1, 2014 (as amended and supplemented from time to time), among the Company, The Bank of New York Mellon, London Branch, as trustee (the “Trustee”), and HSBC Bank USA, National Association (“HBUS”), as registrar and paying agent, as supplemented by the Twelfth Supplemental Indenture, dated March 9, 2021,

[6]

Note: Addresses to be reconfirmed prior to when notice is sent; subject to modification if Securities are in definitive form and to changes in DTC (or successor clearing system) policies and procedures.

among the Company, the Trustee and HBUS, as registrar, paying agent and calculation agent (together, the “Indenture”), and pursuant to the prospectus supplement dated March 2, 2021, supplementing the prospectus dated February 26, 2021. Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Indenture.

The Company hereby requests that Holders and Beneficial Owners provide notice to [[Name of Conversion Shares Depository], as Conversion Shares Depository]7, with a copy to the Trustee and the Paying Agent, in the form provided in Appendix A before [Notice Cut-off Date]8 (the “Notice Cut-off Date”).

If a Holder or Beneficial Owner properly completes and delivers an Automatic Conversion Settlement Notice on or before the Notice Cut-off Date, the Conversion Shares Depository shall, in accordance with the terms of the Supplemental Indenture, deliver to such Holder or Beneficial Owner the relevant Conversion Shares or Conversion Shares Offer Consideration, as applicable, on the Settlement Date.

YOU MUST DELIVER THE AUTOMATIC CONVERSION SETTLEMENT NOTICE TO THE CONVERSION SHARES DEPOSITORY AND THE TRUSTEE VIA DTC BEFORE [NOTICE CUT-OFF DATE].

If a Holder or Beneficial Owner fails to properly complete and deliver an Automatic Conversion Settlement Notice before the Notice Cut-off Date, the Conversion Shares Depository shall continue to hold the relevant Conversion Shares (or Conversion Shares Offer Consideration, if applicable). However, the relevant Securities shall be cancelled on the Final Cancellation Date, which shall be [Final Cancellation Date]9, and any Holder or Beneficial Owner delivering an Automatic Conversion Settlement Notice after the Notice Cut-off Date shall have to provide evidence of its entitlement to the relevant Conversion Shares (or the relevant Conversion Shares Offer Consideration, if applicable) satisfactory to the [Conversion Shares Depository]7 in its sole and absolute discretion in order to receive delivery of such Conversion Shares (or the relevant Conversion Shares Offer Consideration, if applicable).

The Company further requests DTC to post this notice on its Reorganization Inquiry for Participants System (or such other system as DTC uses for providing notices to holders of securities).

Should DTC, any Holder or any Beneficial Owner have any inquiries, please contact:

[HSBC Contact Person]

[Telephone]

[Fax]

[Email]

[7]	Note: If the Company has been unable to appoint a Conversion Shares Depository, this should refer to the entity undertaking its functions.
[8]	Note: The Notice-Cut-off Date must be at least forty (40) business days following the Suspension Date.
[9]	Note: The Final Cancellation Date may be up to fifteen (15) business days following the Notice Cut-Off Date.

Appendix A

Form Of Automatic Conversion Settlement Notice10

NOTICE TO THE [CONVERSION SHARES DEPOSITORY]11 AND DTC

To: [Contact details of [Conversion Shares Depository][11] to be included.]	The Depository Trust Company 55 Water Street, 25th Floor New York, NY 10041-0099 Attn: Mandatory Reorganization Department Fax: +1 (212) 855-5488 Email: mandatoryreorgannouncements@dtcc.com

Cc: The Bank of New York Mellon Merck House Seldown Poole, Dorset BH15 1PX United Kingdom Attn: International Corporate Trust Services Email: corpsov2@bnymellon.com Fax: 01202 689600 Tel: 01202 689978	The Bank of New York Mellon 101 Barclay Street Floor 7-E New York, New York 10286 United States of America Attn: International Corporate Trust Fax: +1 (212) 815-5366

HSBC Bank USA, National Association

452 Fifth Avenue, 8E6

New York, New York 10018

United States of America

Attention: Corporate Trust and Loan Agency

Telephone: (212) 525-1592

Facsimile: (212) 525-1300

Re: HSBC Holdings plc $1,000,000,000 4.700% Perpetual Subordinated Contingent Convertible Securities (Callable During Any 2031 Securities Optional Redemption Period) (CUSIP: 404280 CQ0, ISIN: US404280CQ03) – Automatic Conversion Settlement Notice to the [Conversion Shares Depository] and DTC

This notice is in relation to HSBC Holdings plc’s (the “Company”) $1,000,000,000 4.700% Perpetual Subordinated Contingent Convertible Securities (Callable During Any 2031 Securities Optional Redemption Period) (CUSIP: 404280 CQ0, ISIN: US404280CQ03) issued on March 9, 2021 (the “Securities”) pursuant to the Contingent Capital Securities Indenture, dated as of August 1, 2014 (as amended and supplemented from time to time), among the Company, The Bank of New York Mellon, London Branch, as trustee (the “Trustee”), and HSBC Bank USA, National Association (“HBUS”), as registrar and paying agent, as supplemented by the Twelfth Supplemental Indenture, dated March 9, 2021,

[10]

Note: Addresses to be reconfirmed prior to when notice is sent; subject to modification if Securities are in definitive form and to changes in DTC and CREST (or successor clearing system) policies and procedures.

[11]	Note: If the Company has been unable to appoint a Conversion Shares Depository, this should refer to the entity undertaking its functions.

among the Company, the Trustee and HBUS, as registrar, paying agent and calculation agent (together, the “Indenture”), and pursuant to the prospectus supplement dated March 2, 2021, supplementing the prospectus dated February 26, 2021. Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Indenture.

INFORMATION OF THE HOLDER OR BENEFICIAL OWNER FOR DELIVERY OF CONVERSION SHARES OR CONVERSION SHARES OFFER CONSIDERATION

First name and Surname/Company Name

Name to be entered in the Company’s share register

Tradable Amount held on the date hereof

CREST participant ID

CREST member account (if applicable)

Cash account details (if applicable)

Address to which any Conversion Shares should be delivered (if applicable)[12]

[12]	Note: To be included if the Conversion Shares are not a participating security in CREST or any another clearing system.

E-4